Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Kate Spade & Company
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

2 Park Avenue
New York, New York 10016

April [9], 2015

Fellow Stockholders:

        It is with great pleasure that I invite you to this year's Annual Meeting of Stockholders. The Annual Meeting will be held on Tuesday, May 19, 2015, at our New Jersey offices at 5901 West Side Avenue, North Bergen, New Jersey 07047.

        The meeting will start at 10:00 a.m., local time.

        We are once again utilizing U.S. Securities and Exchange Commission rules allowing companies to furnish their proxy materials over the Internet. Instead of a paper copy of this Proxy Statement and our 2014 Annual Report, most of our stockholders are receiving a notice regarding the availability of our proxy materials. The notice includes instructions on how to access the proxy materials over the Internet. The notice also contains instructions on how each stockholder can receive a paper copy of our proxy materials, including this Proxy Statement, our 2014 Annual Report and a form of proxy card.

        I appreciate your continued confidence in our Company and look forward to seeing you on May 19th.

Sincerely,

Craig A. Leavitt Chief Executive Officer

KATE SPADE & COMPANY

Notice of Annual Meeting
and
Proxy Statement
Annual Meeting of Stockholders
May 19, 2015

2 Park Avenue
New York, New York 10016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        Kate Spade & Company will hold its Annual Meeting of Stockholders on Tuesday, May 19, 2015 at its New Jersey offices, located at 5901 West Side Avenue, North Bergen, New Jersey 07047, beginning at 10:00 a.m., local time.

Purposes of the meeting:

  1.
  To elect ten directors;

  2.
  To hold an advisory vote on the compensation of the Company's named executive officers as disclosed in this Proxy Statement;

  3.
  To vote on a proposal to approve the Kate Spade & Company 162(m) Annual Incentive Plan;

  4.
  To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2015 fiscal year;

  5.
  To vote on a proposal to approve amendments to the Company's Restated Certificate of Incorporation and By-laws to decrease the required ownership threshold for stockholders to call a special meeting;

  6.
  To vote on a stockholder proposal regarding special meetings of stockholders as described in this Proxy Statement; and

  7.
  To consider all other appropriate matters brought before the meeting.

Who may attend:

        Only stockholders as of the record date (as detailed below), persons holding proxies from stockholders as of the record date, and representatives of the media and financial community may attend the meeting.

What to bring:

        If your shares are registered in your name, you do not need to bring anything other than picture identification. If, however, your shares are held in the name of a broker, trust, bank, or other nominee, you will also need to bring a proxy or letter from that broker, trust, bank, or nominee that confirms you are the beneficial owner of those shares and evidence of stock holdings, such as a recent brokerage account statement.

Record Date:

        March 25, 2015 is the record date for the meeting. This means that owners of Kate Spade & Company stock at the close of business on that date are entitled to:

  •
  Receive notice of the meeting;

  •
  Attend the meeting; and

  •
  Vote at the meeting and any adjournments or postponements of the meeting.

Notice Regarding the Availability of Proxy Materials:

        Pursuant to Securities and Exchange Commission rules, we are furnishing proxy materials over the Internet and most of our stockholders will receive a Notice Regarding the Availability of Proxy Materials providing directions on how to access the proxy materials over the Internet.

Annual Report:

        If you received a printed copy of the materials, included with the Proxy Statement is a copy of our 2014 Annual Report to Stockholders and a proxy card. The Annual Report is not a part of the Proxy Statement.

        Your vote is important. Please vote promptly so that your shares can be represented, even if you plan to attend the annual meeting. Specific voting instructions can be found in the Questions and Answers section of the Proxy Statement, on the Notice Regarding the Availability of Proxy Materials, the proxy card, or the voting instruction card received from your bank or broker. If you need directions to the meeting, please call 212-626-5777.

By Order of the Board of Directors,

Christopher T. Di Nardo
 Senior Vice President—General Counsel and Secretary

New York, New York
April [9], 2015

Questions and Answers	1
Proposal 1—Election of Directors	5
Corporate Governance and Board Matters	9
Director Compensation	18
Certain Relationships and Related Transactions	20
Proposal 2—Advisory Vote on Executive Compensation	21
Compensation Discussion and Analysis	22
Board Compensation Committee Report	42
Executive Compensation	43
Security Ownership of Certain Beneficial Owners and Management	53
Certain Beneficial Owners	53
Directors and Executive Officers	54
Proposal 3—Approval of the Kate Spade & Company 162(m) Annual Incentive Plan	56
Audit Committee Report	59
Independent Registered Public Accounting Firm Fees and Services	60
Proposal 4—Ratification of the Appointment of the Independent Registered Public Accounting Firm	61
Proposal 5—Approval of Amendments to the Company's Restated Certificate of Incorporation and By-laws to Decrease the Required Ownership Threshold for Stockholders to Call a Special Meeting	62
Proposal 6—Stockholder Proposal Regarding Special Meetings of Stockholders	64
Section 16(a) Beneficial Ownership Reporting Compliance	65
Other Matters	66
Additional Information	66
Appendix A	APP-A-1
Exhibit A	A-1
Exhibit B	B-1
Exhibit C	C-1

i

PROXY STATEMENT

        A Notice Regarding the Availability of Proxy Materials and the Proxy Statement and form of proxy are being distributed and made available to the stockholders of Kate Spade & Company (the "Company" or "KS&C") beginning April [9], 2015. The Board of Directors of the Company is soliciting your proxy to vote your shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Tuesday, May 19, 2015 at the Company's New Jersey offices, located at 5901 West Side Avenue, North Bergen, New Jersey 07047, and any adjournments or postponements of the meeting (the "Annual Meeting"). We solicit proxies to give all stockholders of record an opportunity to vote on matters that will be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on these matters. This information is provided to assist you in voting your shares.

        In this Proxy Statement, "we," "us" and "our" refer to the Company, and "you" and "your" refer to the Company's stockholders.

QUESTIONS AND ANSWERS

Why am I receiving these materials?

        The Company's Board of Directors has made these materials available to you on the Internet or delivered paper copies of these materials to you by mail in connection with the Company's Annual Meeting, which will take place on Tuesday, May 19, 2015. As a stockholder as of the Record Date (as defined below), you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission ("SEC") and that is designed to assist you in voting your shares.

What is included in these materials?

        These materials include our Proxy Statement for the Annual Meeting and our 2014 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended January 3, 2015.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials this year instead of a paper copy of the proxy materials?

        SEC rules allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice Regarding the Availability of Proxy Materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice. In addition, the notice contains instructions on how stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Why didn't I receive a notice about the Internet availability of the proxy materials?

        We are providing our stockholders who are participants in the Kate Spade & Company 401(k) Savings and Profit Sharing Plan (the "Savings Plan"), and stockholders who hold shares in the name of certain banks and brokers, with paper copies of the proxy materials instead of a Notice Regarding the Availability of Proxy Materials.

How can I access the proxy materials over the Internet?

        The Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction card will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet and how to instruct us to send our future proxy materials to you electronically by e-mail.

How may I obtain a paper copy of the proxy materials?

        Stockholders receiving a Notice Regarding the Availability of Proxy Materials will find instructions about how to obtain a paper copy of the proxy materials on their notice.

How may I obtain a copy of the Company's Form 10-K and other financial information?

        Stockholders may request a free copy of our annual report on Form 10-K for the year ended January 3, 2015 by writing to our Investor Relations Department at Kate Spade & Company, 5901 West Side Avenue, North Bergen, New Jersey 07047. The exhibits to the Form 10-K are available upon payment of charges which approximate the Company's cost of reproduction. A copy of the Form 10-K (including exhibits) is also available on the Company's website at www.katespadeandcompany.com under "SEC Filings" in the Investor Relations section or through the SEC website at www.sec.gov.

Who can vote?

        You can vote if you were a holder of record of our Common Stock as of the close of business on Wednesday, March 25, 2015 (the "Record Date").

How do I vote?

        Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the annual meeting. There are three ways to vote by proxy:

        By Internet—Stockholders who received a Notice Regarding the Availability of Proxy Materials may submit proxies over the Internet by following the instructions on the notice. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

        By Telephone—Stockholders of record may submit proxies by telephone by following the instructions on the Notice Regarding the Availability of Proxy Materials or the proxy card. You will need to have the control number that appears on your Notice Regarding the Availability of Proxy Materials or proxy card available when voting by telephone.

        By Mail—Stockholders who requested and have received a paper copy of the proxy card or the voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction and mailing it in the accompanying pre-addressed envelope.

        If you vote by proxy, your shares will be voted at the Annual Meeting in the manner you indicate on your proxy. If you sign a paper proxy card but do not specify how you want your shares to be voted (and you do not hold your shares through a broker, bank or other financial institution), they will be voted (i) FOR the election of the nominees named below under the caption "Proposal 1—Election of Directors;" (ii) FOR, on an advisory basis, the approval of the compensation of our named executive officers as disclosed in this Proxy Statement; (iii) FOR the approval of the Kate Spade & Company 162(m) Annual Incentive Plan; (iv) FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2015 fiscal year; (v) FOR the approval of amendments to the Company's Restated Certificate of Incorporation and By-laws to decrease the required ownership threshold for stockholders to call a special meeting; (vi) AGAINST the Stockholder Proposal regarding special meetings of stockholders; and (vii) in the discretion of the proxies named on the proxy card with respect to all other appropriate matters properly brought before the Annual Meeting. If you hold your shares through a broker, bank or other financial institution, see "What is a "broker non-vote"?" below.

Can I change my vote?

        Yes. You can change or revoke your proxy by (i) sending a written notice to that effect that is received prior to the start of the Annual Meeting to the Company's Corporate Secretary at the Company's principal executive offices at 2 Park Avenue, New York, New York 10016; (ii) submitting a new proxy over the Internet or, if you are a stockholder of record, by telephone at 1-800-652-8683; (iii) submitting a later-dated proxy that is received before the Annual Meeting; or (iv) voting in person at the Annual Meeting (except for shares held in the Savings Plan).

Can I vote in person at the Annual Meeting instead of voting by proxy?

        Yes. However, we encourage you to vote by Internet or by telephone or, if you received a paper proxy card, complete and return the proxy card, in order to ensure that your shares are represented and voted.

        Also, only record or beneficial owners of our Common Stock as of the Record Date, or those persons authorized in writing to attend on their behalf, may attend the Annual Meeting in person. Upon arrival at the Annual Meeting, you will be required to present picture identification, such as a driver's license. Beneficial (or "street name") owners will also need to bring a proxy or letter from the broker, trust, bank, or nominee that confirms you are the beneficial owner of those shares and evidence of stock holdings, such as a recent brokerage account statement.

How do I vote my 401(k) shares?

        If you participate in the Savings Plan, follow the directions on your proxy card to vote shares held for you in your Savings Plan account, and such shares will be voted in accordance with your instructions. If you do not provide instructions by 11:59 p.m. on May 18, 2015, Fidelity Management Trust Company, the trustee of the Savings Plan, will vote your shares in the same proportion as all Common Stock held under the Savings Plan for which timely instructions are received.

How many shares are entitled to vote?

        As of the close of business on the Record Date, there were XXX,XXX,XXX shares of the Company's Common Stock issued and outstanding. Each share of our Common Stock entitles the record holder thereof to one vote on all matters properly brought before the Annual Meeting.

How many shares must be present to conduct the Annual Meeting?

        In order to conduct business at the Annual Meeting, the majority of shares of Common Stock issued and outstanding on the Record Date (a "Quorum") must be present, in person or by proxy. All signed and returned proxy cards will be counted for purposes of determining the presence of a Quorum.

What is the required vote for a proposal to pass?

        Proposal 1—In order to be elected, the number of votes cast "FOR" a director nominee must exceed the number of votes cast "AGAINST" such nominee.

        Proposals 2, 3, 4 and 6—An affirmative vote of the majority of the votes cast on the proposal is required for each of these proposals to pass.

        Proposal 5—Pursuant to Article FOURTEENTH of our Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote generally in the election of directors (considered as a single class) is required for this proposal to pass.

What is a "broker non-vote"?

        Brokers holding shares of our common stock for beneficial owners as of the record date must vote those shares according to the specific instructions they receive from the owners. If instructions are not received, brokers may vote the shares in their discretion, depending on the type of proposals involved. "Broker non-votes" result when brokers are precluded by the NYSE from exercising their discretion on certain types of proposals. Brokers do not have discretionary authority to vote on the proposals set out in this Proxy Statement, other than Proposal 4, ratification of the appointment of the independent registered public accounting firm.

How are broker non-votes treated?

        The inspectors of election will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a Quorum, but not as shares present and voting on a specific proposal.

Can I abstain from voting on a proposal?

        Abstentions may be specified on all proposals being submitted.

How are abstentions treated?

        The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a Quorum but not as shares present and voting on a specific proposal.

Who pays for this proxy solicitation?

        We do. We have hired Innisfree M&A, Incorporated, a proxy solicitation firm, to assist us in soliciting proxies for a fee of $20,000, plus reimbursement of reasonable expenses. In addition, the Company's directors, officers and employees may, without additional compensation, also solicit proxies by mail, telephone, personal contact, facsimile, or through similar methods.

        We will also reimburse banks, brokers, fiduciaries, and custodians for their reasonable costs in forwarding proxy materials to beneficial owners of our stock. Other proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies.

 PROPOSAL 1—ELECTION OF DIRECTORS

        In 2010, our stockholders approved an amendment to our Restated Certificate of Incorporation that eliminated the classified board. Accordingly, all Directors are up for re-election each year, for a proposed one-year term expiring at the next annual meeting of stockholders. For a description of the process under which director nominees, including stockholder recommendations, are considered, and procedures by which stockholders may nominate persons for election as directors, see "Corporate Governance and Board Matters—Consideration of Director Nominees," beginning on page 15 of this Proxy Statement.

        Upon the unanimous recommendation of the Nominating and Governance Committee of the Board, your Board of Directors has nominated Lawrence S. Benjamin, Raul J. Fernandez, Kenneth B. Gilman, Nancy J. Karch, Kenneth P. Kopelman, Craig A. Leavitt, Deborah J. Lloyd, Douglas Mack, Doreen A. Toben and Jan Singer for election at the Annual Meeting as Directors. All of the nominees, except for Ms. Singer, are currently members of the Board of Directors with current terms expiring at the Annual Meeting. Mr. Mack was first elected as a Director on June 25, 2014. Bernard W. Aronson and Kay Koplovitz, current Directors, each notified the Company that they would not stand for re-election at the Annual Meeting.

        In making its recommendation as to nominees for election, the Nominating and Governance Committee, composed entirely of independent Directors, evaluated, among other things, each nominee's background and experience, as well as the other Board membership criteria set out in the Company's Corporate Governance Guidelines (the "Corporate Governance Guidelines") (see "Corporate Governance and Board Matters—Consideration of Director Nominees"). The Nominating and Governance Committee also reviewed and evaluated the performance of the director nominees who were current Directors during their recent tenure with the Board, including contributions to the various strategic initiatives of the Company over the past several years. In making its recommendation, the Nominating and Governance Committee also considered the tenure of the nominees and the benefit of Board continuity and whether each of the nominees was likely to continue to make important contributions to the Board. After considering and discussing the Committee's recommendations, the Board determined to nominate each of these individuals for re-election as a Director and, in addition, to nominate Ms. Singer. Ms. Singer and Mr. Mack were identified as director candidates by a third-party search firm retained by the Nominating and Governance Committee to assist in the new director searches. The process for identifying director nominees standing for election for the first time is detailed below in the "Process for Identifying and Evaluating New Director Candidates" section beginning on page 15 of this Proxy Statement.

        The Board has affirmatively determined that each of the director nominees, other than Mr. Leavitt and Ms. Lloyd, is "independent," as such term is defined under our Corporate Governance Guidelines and the New York Stock Exchange Corporate Governance listing standards (the "NYSE Corporate Governance Standards"). See "Corporate Governance and Board Matters—Board Independence," beginning on page 10 of this Proxy Statement. A copy of our current Corporate Governance Guidelines is available at www.katespadeandcompany.com under "Corporate Governance" in the Investor Relations section.

        We do not know of any reason why any of the nominees would not be available as a candidate. However, should such a situation arise, proxies may be voted for the election of such other persons as a Director as the holders of the proxies, in their discretion, determine.

Voting on the Proposal

        To be elected, each director nominee must receive the affirmative vote of a majority of the votes cast on the nominee's election (the number of votes cast "FOR" a director nominee must exceed the number of votes cast "AGAINST" the director nominee).

        YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

  NOMINEES FOR ELECTION AS DIRECTORS:

        LAWRENCE S. BENJAMIN—Mr. Benjamin, 59, was elected a Director of the Company in January 2011. Since January 2012, Mr. Benjamin has served as a Senior Advisor for New Mountain Capital, a private equity firm, and, since February 2011, as a Managing Director of Capwell Partners LLC, a private equity firm. In September 2011, Mr. Benjamin was elected to the board of IRI, a market research company. In February 2012, Mr. Benjamin was elected to the board of Sun Products Corporation, a consumer products company. In November 2012, Mr. Benjamin was elected to the board of ABB Optical Group, LLC, an optical distributor and manufacturer. From 2006 until his retirement in February 2011, he served as Executive Vice President and Chief Operating Officer of Ahold USA, a subsidiary of Koninklijke Ahold NV, an international food retailing group based in the Netherlands. Mr. Benjamin was Ahold's highest ranking executive in the U.S., responsible for the Stop & Shop/Giant-Landover and Giant-Carlisle superstores and supermarkets, as well as all operations in the country. In 2009, he was also appointed to Ahold's global Corporate Executive Board. Mr. Benjamin joined Ahold in October of 2003 as President and Chief Executive Officer of U.S. Foodservice. Prior to joining Ahold, Mr. Benjamin worked with several private equity firms, where he held several operating positions, including serving as Chief Executive Officer at NutraSweet Company, Specialty Foods Corporation and Stella Foods. Previously, he held management-level positions in the retail and ingredient divisions of Kraft Foods. Mr. Benjamin also serves as a board member of the not-for-profit organization the Nature Conservatory of Rhode Island, the International Crane Foundation and as a life trustee of Lake Forest Academy. Mr. Benjamin's long history in key operating roles with global brands, and experience with a variety of strategic initiatives related to corporate governance, standardizing operations and turnarounds, among others, provides the Board with significant input on a variety of matters.

        RAUL J. FERNANDEZ—Mr. Fernandez, 48, was elected a Director of the Company in 2000. Mr. Fernandez is Chairman of ObjectVideo, Inc. From 2000 to 2002, he served as Chief Executive Officer for Dimension Data North America, an information systems integrator company, and as a director of its parent company, Dimension Data Holdings Plc, in 2001. He previously served as Chairman of the Board, Chief Executive Officer and President of Proxicom, Inc., a publicly traded Internet development and e-business consulting company he founded in 1991. Mr. Fernandez serves as director of EXP, Inc. (formerly known as TROW), a Canadian based engineering company. Mr. Fernandez is also Vice Chairman of Monumental Sports & Entertainment, a private partnership which owns the NBA's Washington Wizards, the NHL's Washington Capitals, the WNBA's Washington Mystics and owns and operates the Verizon Center. Mr. Fernandez, a native Washingtonian, is an active philanthropist in D.C. regional non-profits, focusing his energy primarily on educational reform. In 2000, he co-founded Venture Philanthropy Partners, a philanthropic investment organization based out of Washington, D.C. Mr. Fernandez is the Chairman of Fight for Children and sits on various other non-profit boards, including the Smithsonian Institution, America's Promise, the D.C. College Access Program (DCCAP), the D.C. Public Education Fund, and the Fernandez Foundation. He holds a Bachelor's degree in Economics from the University of Maryland. Mr. Fernandez' extensive operating experience and entrepreneurial background as founder and chief executive officer of technology companies, including in the area of e-business, provides the Board valuable with views in the areas of technology and information systems.

        KENNETH B. GILMAN—Mr. Gilman, 68, was elected a Director of the Company in February 2008. Mr. Gilman served as the Chief Executive Officer of Asbury Automotive Group, an automotive retailing and services company, from 2001 to May 2007. Previously, from 1976 to 2001, Mr. Gilman was employed in a variety of capacities with L Brands Inc. ("L Brands"), a specialty apparel retailer, where his most recent assignment was Chief Executive Officer of Lane Bryant. From 1993 to 2001, Mr. Gilman served as Vice Chairman and Chief Administrative Officer of L Brands, with responsibility for finance, information technology, supply chain management, production, real estate, legal and internal audit. From 1987 to 1993, he was Executive Vice President and Chief Financial Officer of L Brands. He joined L Brands' executive committee in 1987 and was elected to its board of directors in 1990. Mr. Gilman serves as a director of Aeropostale, Inc., a retailer of teen focused men's and women's apparel. Mr. Gilman also serves as a member of the Board of Governors of Hebrew Union College—Jewish Institute of Religion and as a Trustee for the Jewish Center of the Hamptons and The Manhattan Institute, all not-for-profit organizations. Mr. Gilman's extensive operating experience as chief financial officer, chief administrative officer and chief executive officer of retail companies, including twenty-five years of experience at L Brands, provides the Board with useful insight into operational issues, particularly in the retail sector, and financial matters.

        NANCY J. KARCH—Ms. Karch, 67, was elected a Director of the Company in 2000. Effective following the 2013 Annual Meeting of Stockholders on May 14, 2013, Ms. Karch became the non-executive Chairman of the Board of the Company. Ms. Karch was a Director (senior partner) of McKinsey & Co., an independent consulting firm, from 1988 until her retirement in 2000. She had served in various executive capacities at McKinsey since 1974. Ms. Karch is a Director Emeritus of McKinsey & Co., and serves as a director of Kimberly-Clark, a consumer products company; MasterCard Inc., a payment systems brand and processor; and Genworth Financial, Inc., a company that provides various insurance and investment-related products and services in the United States and internationally. She also serves as Chair of the board of Northern Westchester Hospital as well as a board member of North Shore-LIJ Health Systems, both not-for-profit organizations. Ms. Karch's background as a consultant to companies in the retail and consumer products sector, and her extensive experience as a public company director, provides the Board with beneficial insights into the retail industry and matters relating to brand marketing and corporate governance.

        KENNETH P. KOPELMAN—Mr. Kopelman, 63, was elected a Director of the Company in 1996. Since 1984, Mr. Kopelman has been a partner in the New York City law firm of Kramer Levin Naftalis & Frankel LLP, a firm which provides legal services to the Company. He is a Director and Chair of the New York Chapter of the National Association of Corporate Directors, a national not-for-profit membership organization serving the corporate governance needs of corporate boards and directors, and was recognized in 2011 as one of the most influential leaders in the corporate governance community by the NACD's national magazine, Directorship—who named him to its annual list, the "Directorship 100." Mr. Kopelman previously served through June 2007 as a director of Mobius Management Systems, Inc., a computer software company. Mr. Kopelman's background as a corporate attorney and counselor provides the Board helpful insight in the areas of corporate governance matters and financing matters, and his long time experience within the apparel industry and association with the Company provides the Board with additional valuable perspective.

        CRAIG A. LEAVITT—Mr. Leavitt, 54, is Chief Executive Officer of Kate Spade & Company. Mr. Leavitt was elected to the Board of Directors in February 2014. He served as Co-President and Chief Operating Officer of Kate Spade, LLC from his arrival in April 2008 through October 2010, at which time, he was named Chief Executive Officer of Kate Spade, LLC. Prior to joining Kate Spade, LLC, Mr. Leavitt was President of Global Retail at Link Theory Holdings, where he had total responsibility for merchandising, operations, planning, allocation and real estate for the Theory and Helmut Lang retail businesses. Previously, Mr. Leavitt spent several years at Diesel, most recently as Executive Vice President of Sales and Retail. Mr. Leavitt also spent 16 years at Polo Ralph Lauren, where he held positions of increasing responsibility, the last being Executive Vice President of Retail. Mr. Leavitt's strategic planning and leadership skills, and retail experience within the industry, provides the Board with invaluable insights into retail operations.

        DEBORAH J. LLOYD—Ms. Lloyd, 50, is Chief Creative Officer of Kate Spade & Company. Ms. Lloyd was elected to the Board of Directors in February 2014. Ms. Lloyd joined Kate Spade, LLC as Co-President and Chief Creative Officer in November 2007 and has overseen all creative aspects of the Kate Spade brands since that time. Prior to joining Kate Spade, LLC, Ms. Lloyd spent six years as Executive Vice President of Design and Product Development at Banana Republic and five years at Burberry. Previously, Ms. Lloyd honed her skills at such brands as Aquascutum, Kenzo and Daniel Hechter. Ms. Lloyd is an active member of the Council of Fashion Designers of America and sits on the organization's Board of Directors. Ms. Lloyd has received several British Fashion Council Awards for her work at Burberry and was named an Independent Handbag Designer Awards Iconoclast Award Winner in 2010. Ms. Lloyd's creative talent and experience in design and product development provide important insight to the Board on the product creative and development process.

        DOUGLAS MACK—Mr. Mack, 46, was elected a Director of the Company in June 2014. Mr. Mack serves as Chief Executive Officer of Fanatics, Inc., a leading retailer of licensed sports merchandise and a billion dollar e-commerce company. Previously, Mr. Mack was Chief Executive Officer of One Kings Lane, a leading online destination for home design, which he joined as a $10M start-up and led its growth into an Internet Retailer Top 100 company. Prior to One Kings Lane, Mr. Mack was Chief Executive Officer of Scene7, the leading rich-media platform for e-commerce, which has powered websites for more than 1,000 global retailers. After completing the sale of Scene7 to Adobe, Mr. Mack joined the Adobe leadership team, and ultimately became GM of the digital media division, which included flagship properties such as Adobe Photoshop and Adobe Flash Media Server. Mr. Mack began his career in the General Electric management training programs, was an engagement manager with McKinsey & Company and later became Executive Vice President of Broderbund Software. Mr. Mack was named to Business Insider's "Silicon Valley 100" four years running. As an e-commerce innovator, Mr. Mack provides the Board with extensive knowledge in key retail areas including technology, marketing and customer experience.

        JAN SINGER—Ms. Singer, 51, currently serves as the Chief Executive Officer of Spanx, Inc., a privately held shapewear design, manufacturing and marketing company, which she joined in July 2014. Prior to this role, she worked at Nike, Inc. for ten years, where she held various senior executive roles including Corporate Vice President of Global Apparel from 2011 to 2014 and Corporate Vice President of Global Footwear from 2008 to 2011. Previously, from 2001 to 2004, Ms. Singer was the Vice President and General Manager Global Product, Merchandising and Marketing for Reebok International Limited's women's business. Ms. Singer also had key marketing and global communications roles for the luxury brands Chanel, Calvin Klein and Prada. Ms. Singer's experience and leadership roles related to marketing aspirational brands across the apparel, footwear and cosmetics product categories would provide the Board with valuable perspective into the apparel industry and matters related to brand marketing, both domestically and internationally. Ms. Singer is not a current member of the Board.

        DOREEN A. TOBEN—Ms. Toben, 65, was elected a Director of the Company in 2009. Most recently, Ms. Toben served as executive vice president of Verizon Communications, Inc., a position from which she retired in June 2009. From April 2002 to February 2009, she served as Verizon's Chief Financial Officer and was responsible for its finance and strategic planning efforts. Prior to April 2002, Ms. Toben was Senior Vice President and Chief Financial Officer with responsibility for finance and strategic planning for Verizon's Telecom Group. A 30-year telecommunications veteran, she began her career at AT&T Corp. and over the years held various positions of increasing responsibility primarily in treasury, strategic planning and finance both there, and beginning in 1984, at Bell Atlantic Inc. Ms. Toben also serves as a director of the New York Times Company and as a director of ARRIS Group, a video and broadband technology company. Ms. Toben's experience during her 21 years at Verizon in the areas of finance and strategic planning provides the Board with the perspective of someone familiar with all facets of a global enterprise, particularly in light of her recent direct responsibility for financial and accounting matters.

CORPORATE GOVERNANCE AND BOARD MATTERS

        Corporate Governance Guidelines.    The Company's current Corporate Governance Guidelines address, among other governance items, criteria for selecting directors and Director duties and responsibilities. A copy of our current Corporate Governance Guidelines is available at our website at www.katespadeandcompany.com under "Corporate Governance" in the Investor Relations section.

        Majority Vote.    In February 2008, the Company amended its By-laws to implement a majority vote standard in uncontested director elections. Under this standard, in order for a nominee to be elected in an uncontested election, such nominee must receive the affirmative vote of a majority of the votes cast on such nominee's election (votes cast "FOR" a nominee must exceed votes cast "AGAINST" the nominee). The Company maintains a plurality vote standard in contested director elections, where the number of nominees exceeds the number of directors to be elected.

        In addition, as part of our Corporate Governance Guidelines, if an incumbent director is not elected by a majority of the votes cast in an uncontested election, it is the policy that such director will tender his or her resignation to the Chairman of the Board promptly following certification of the stockholder vote, such resignation to be effective upon acceptance by the Board. A recommendation on whether to accept any such resignation will be made by the Nominating and Governance Committee to the Board, or if a majority of the members of the Nominating and Governance Committee did not receive the required majority vote for re-election to the Board, a special committee of independent directors. Generally, a director who fails to receive a required majority vote will not participate in the Nominating and Governance Committee or Board meetings considering the resignation. The Board will act on any resignation within 90 days and such action may include: (i) accepting the resignation offer; (ii) deferring acceptance of the resignation offer until a replacement director with certain necessary qualifications held by the subject director (e.g., accounting or related financial management expertise) can be identified and elected to the Board; (iii) maintaining the director but addressing what the Board believes to be the underlying cause of the "against" votes; (iv) maintaining the director but resolving that the director will not be re-nominated in the future for election; or (v) rejecting the resignation offer. If accepting such resignation would result in the Company having (i) fewer than a majority of directors who were in office before the election or (ii) fewer than a majority of independent directors as required under the rules of the NYSE, such 90-day period may be extended by an additional 90 days, if such extension is in the best interest of the Company. If the Board does not accept the resignation, the director will continue to serve until his or her successor is duly elected, or until his or her earlier death, resignation or removal. If the Board accepts the resignation, then the Board, acting on the recommendation of the Nominating and Governance Committee, may fill any resulting vacancy or may decrease the size of the Board. The Board of Directors will promptly publicly disclose the Board's decision, and explain any determination not to accept the director's resignation.

        Special Meetings.    Under the Company's By-laws, the Board of Directors has the authority to call special meetings of stockholders where the Directors, in the exercise of their fiduciary duties, determine such a meeting to be in the best interests of the Company. In addition, since the 2010 approval by stockholders, the Company's By-laws permit stockholders holding at least 35% of the Company's outstanding shares of Common Stock to call a special meeting (subject to certain qualifications designed to prevent duplicative and unnecessary meetings).

        Action by Written Consent.    As a result of a proposal approved by stockholders at the 2013 Annual Meeting of Stockholders, under the Company's Amended and Restated Certificate of Incorporation and By-laws, stockholders holding at least 35% of the shares of the Company's outstanding Common Stock may act by written consent in lieu of a meeting.

        Board Independence.    Under our Corporate Governance Guidelines, a substantial majority of our Board must be "independent," as such term is defined in the NYSE Corporate Governance Standards.

As required under the NYSE Corporate Governance Standards, the Board annually assesses the independence of our Directors by making a determination, based upon the recommendation of the Nominating and Governance Committee, as to whether a Director or any member of her or his immediate family has any material relationship with the Company, either directly or indirectly.

        To assist it in evaluating the independence of each Director, the Board has adopted the following categorical standards under which transactions and relationships falling within any of the listed categories will be deemed immaterial for purposes of the Board independence determinations:

          1.     A Director (or an immediate family member) serves as a director, executive officer or employee of an Entity that, in the ordinary course of business of the Company and the Entity, makes payment for goods and services received from the Company, or receives payment for goods and services (other than professional services) provided to the Company, if the gross amount of such payments in any fiscal year of the Company does not exceed the lesser of (x) 1% of the revenues of the Company for its most recently completed fiscal year; (y) 1% of the revenues of the Entity for its most recently completed fiscal year; and (z) (i) $1 million, if the Director (or immediate family member) is an executive officer or employee of the Entity, and (ii) $20 million, if the Director (or immediate family member) is a director of the Entity.

          2.     A Director (or an immediate family member) serves as a director or trustee of, or is otherwise affiliated with, a charity, hospital or other not-for-profit organization to which the Company or the Kate Spade & Company Foundation has made discretionary charitable contributions (excluding matching contributions) not exceeding $100,000 in any of the three preceding fiscal years of the Company.

          3.     A Director (or an immediate family member) beneficially owns for investment purposes less than 5% of the outstanding voting securities of a publicly traded company having a business relationship, directly or through one or more subsidiaries, with the Company, provided that the Director (or immediate family member) is not a director, executive officer or employee of the publicly traded company.

          4.     A Director (or an immediate family member) serves as a director, executive officer or employee of an Entity that, in the ordinary course of its business, participates in a credit or similar facility entered into by the Company, as lender but not as agent, in an amount that does not exceed the lesser of (x) 10% of the total participations in the facility; (y) 2% of the net assets of the Entity as of the end of its most recently completed fiscal quarter; and (z) (i) $10 million, if the Director (or immediate family member) is an executive officer or employee of the Entity, and (ii) $100 million, if the Director (or immediate family member) is a director of the Entity.

          5.     A Director (or an immediate family member) serves as a director, executive officer or employee of an Entity that, in the ordinary course of its business, holds for investment purposes publicly issued debt securities of the Company (including debt securities issued in so-called Rule 144A transactions) in an amount that does not exceed the lesser of (x) 10% of the total principal amount of the debt securities of any issue outstanding; (y) 2% of the net assets of the Entity as of the end of its most recently completed fiscal quarter; and (z) (i) $10 million, if the Director (or immediate family member) is an executive officer or employee of the Entity, and (ii) $100 million, if the Director (or immediate family member) is a director of the Entity.

        For purposes of these standards, (i) "Company" means Kate Spade & Company and any controlled affiliate; (ii) "Entity" means a corporation, partnership, limited liability company or other organization in which the Company director, alone or together with members of his or her immediate family, does not beneficially own in excess of 0.5% of the outstanding equity securities; and (iii) "immediate family member" has the meaning provided in Rule 404(a) of Regulation S-K under the Securities Exchange Act.

        After applying these standards and considering all relevant facts and circumstances, the Board, based upon the recommendation of the Nominating and Governance Committee, has affirmatively determined that each of the current non-management Directors, Messrs. Aronson, Benjamin, Fernandez, Gilman, Kopelman and Mack and Mss. Karch, Koplovitz and Toben, as well as the new director nominee, Ms. Singer, are "independent" as defined in our Corporate Governance Guidelines and the listing standards of the NYSE. In making its recommendation, the Nominating and Governance Committee considered a charitable donation made by the Company in 2014 to a not-for-profit charity for which Ms. Koplovitz serves as a director, which did not exceed $33,000. The Committee also considered payments for services from a company for which Ms. Karch served as a director during 2014 but as of January 2, 2015, is no longer a director. However, the Company's payments for services to such company did not exceed 1% of such company's revenues or the Company's revenues in 2014. Additionally, the Committee considered that Mr. Kopelman is a partner at Kramer Levin Naftalis & Frankel LLP, a law firm that has provided certain legal services to the Company. The Company's payments for services to that firm, however, did not exceed $10,000 in 2014. The Committee determined that none of the foregoing transactions impaired the Directors' independence. Craig A. Leavitt, who serves as the Company's Chief Executive Officer and Deborah J. Lloyd, who serves as the Company's Chief Creative Officer, have been determined not to be "independent" directors. See "Certain Relationships and Related Transactions," beginning on page 20 of this Proxy Statement.

        Board Leadership Structure.    Our Board's Chairman is Nancy J. Karch, who was appointed as the Chairman in May 2013 and is a non-employee independent director. Although we do not have a policy mandating the separation of the roles of Chairman and Chief Executive Officer, the Board, under our Corporate Governance Guidelines, reserves the right to determine the appropriate leadership structure for the Board on a case-by-case basis. We separated the positions of Chairman of the Board and Chief Executive Officer in October 2006 at the time of CEO succession.

        The Board believes the separation is appropriate, as it allows our CEO to focus on the day-to-day challenges faced by our Company, while the Chairman focuses on leading the Board in its responsibilities of acting in the best interests of the Company and stockholders. The Chairman of the Board is responsible for managing the business of the Board, including setting the Board agenda (with Board and management input), facilitating communication among directors, presiding at meetings of the Board of Directors and stockholders, sitting as chair at executive sessions at each regularly scheduled Board meeting, and providing support and counsel to the Chief Executive Officer.

        Meetings.    During the fiscal year ended January 3, 2015, the Board of Directors held eleven meetings, and the Audit, Compensation and Nominating and Governance Committees of the Board held a total of twenty-seven meetings. Each current Director attended more than 75% of the meetings held by the Board of Directors and each committee on which he or she served during such fiscal year and with respect to Mr. Mack, since his election to the Board of Directors in June 2014. Our Corporate Governance Guidelines provide that all Directors are expected to attend the Annual Meeting of Stockholders, except in the event of special circumstances. All of our then current Directors attended our 2014 Annual Meeting of Stockholders, other than Messrs. Aronson and Fernandez.

        Pursuant to our Corporate Governance Guidelines, the non-employee Board members meet in an executive session (without management present) at each regular Board Meeting, as well as when as a group they deem such a meeting necessary or appropriate.

        Board Committees.    The Board of Directors currently has three standing Committees, as described below (each a "Board Committee" and collectively "the Board Committees"). All members of the Nominating and Governance Committee, the Audit Committee and the Compensation Committee are "independent," as such term is defined in the NYSE Corporate Governance Standards and our Corporate Governance Guidelines. In 2014, in light of the Company's recent transformation into a streamlined enterprise, primarily focused on one family of brands, with an improved credit profile, the Board approved the dissolution of the Finance Committee, upon recommendation by the Nominating and Governance Committee, effective as of the 2014 Annual Meeting. Prior to its dissolution, the Finance Committee met twice in 2014. The Audit Committee assumed the relevant functions of the Finance Committee.

        Current members of the standing committees are as follows:

Nominating and Governance(1)	Audit	Compensation(5)
Bernard W. Aronson(2)	Raul J. Fernandez	Lawrence S. Benjamin
Lawrence S. Benjamin(3)	Kenneth B. Gilman	Raul J. Fernandez
Nancy J. Karch	Nancy J. Karch	Kenneth B. Gilman(3)
Kay Koplovitz(4)	Doreen A. Toben(3)	Kay Koplovitz(4)
Doreen A. Toben

(1)
If elected, Mr. Mack is expected to join the Nominating and Governance Committee.

(2)
Effective as of the date of the 2015 Annual Meeting, Mr. Aronson will no longer be a member of the Nominating and Governance Committee, as he is not standing for re-election.

(3)
Current Chair of the Board Committee.

(4)
Effective as of the date of the 2015 Annual Meeting, Ms. Koplovitz will no longer be a member of the Nominating and Governance and Compensation Committees, as she is not standing for re-election.

(5)
If elected, Ms. Singer is expected to join the Compensation Committee.

        Nominating and Governance Committee.    The Nominating and Governance Committee is responsible for making recommendations with respect to the nomination by the Board of qualified candidates to serve as Directors of the Company and Board Committee assignments and chair appointments, overseeing the annual performance evaluations of the Board, its Committees and senior management, and reviewing and advising the Board on issues of corporate governance (including the Company's Corporate Governance Guidelines) and corporate and social responsibility. The Committee's responsibilities are set forth in the Nominating and Governance Committee Charter, which is available at www.katespadeandcompany.com under "Corporate Governance" in the Investor Relations section. A copy may also be obtained by sending a request, care of the Company's Corporate Secretary, to 2 Park Avenue, New York, New York 10016. The Committee met seven times during 2014.

        Audit Committee.    The Audit Committee is responsible for assisting the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices and financial statements of the Company, the independence, qualifications and performance of the Company's independent registered public accounting firm, the Company's compliance with legal and regulatory requirements, the performance of the Company's internal audit function and the Company's internal audit firm. The Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm and reviewing and approving in advance audit engagement fees and all permitted non-audit services and fees. Additionally, following the dissolution of the Finance Committee in 2014 and the amendments to the Audit Committee's charter,the Audit Committee's responsibilities also include advising the Board on a variety of corporate finance issues, including the Company's policies regarding dividends, investments, issuances and purchases of securities, capital expenditures, and proposed acquisition and divestiture matters. The Audit Committee's responsibilities are set forth in the

Audit Committee Charter, a copy of which is available at www.katespadeandcompany.com.com under "Corporate Governance" in the Investor Relations section. A copy may also be obtained by sending a request, care of the Company's Corporate Secretary, to 2 Park Avenue, New York, New York 10016. The Committee met nine times during 2014.

        The Board has determined that each of the Audit Committee members is "independent" within the meaning of the applicable SEC regulations and the NYSE Corporate Governance Standards, as well as the Company's Corporate Governance Guidelines. The Board has further determined that all members of the Audit Committee are "financially literate" under the NYSE Corporate Governance Standards and that Ms. Toben qualifies as an "audit committee financial expert" within the meaning of SEC regulations, with accounting and related financial management expertise within the meaning of the NYSE Corporate Governance Standards.

        Compensation Committee.    The Compensation Committee assists the Board in carrying out its responsibilities relating to the compensation of the Company's executives. The Compensation Committee determines the goals and objectives, and makes determinations regarding salary and bonus for, the Chief Executive Officer, approves salaries and bonuses for the other executive officers, makes award decisions regarding equity-based compensation plans and makes recommendations to the Board and senior management regarding Company compensation programs. The Compensation Committee also has overall responsibility for approving and evaluating the executive compensation and benefit plans, policies and programs of the Company, and the Company's various stockholder-approved stock incentive plans. The Compensation Committee also has responsibility for determining the independence of the Committee's consultants and advisors, as well as the responsibility to monitor the Company's compensation structure and any potential for it to cause inappropriate risk-taking behavior. The Committee's responsibilities are set forth in the Compensation Committee Charter, which is available at www.katespadeandcompany.com under "Corporate Governance" in the Investor Relations section. A copy may also be obtained by sending a request, care of the Company's Corporate Secretary, to 2 Park Avenue, New York, New York 10016. The Compensation Committee met nine times during 2014.

        The Board has determined that each of the Compensation Committee members is independent under the NYSE Corporate Governance Standards, as well as the Company's Corporate Governance Guidelines. All Compensation Committee determinations that are intended to comply with Section 162(m) of the Internal Revenue Code ("Section 162(m)") are made by at least two Compensation Committee members who qualify as "outside directors" under Section 162(m).

        The Compensation Committee stays informed of current regulatory and legislative issues and executive compensation best practices. The Compensation Committee is committed to ensuring the Company's compensation programs support its business plans and stockholder interests. In November 2006, the Compensation Committee directly selected and engaged Semler Brossy Consulting Group, LLC ("Semler Brossy"), a third-party executive compensation consulting firm, to advise the Compensation Committee in connection with its review of executive and board director compensation matters, including the level of total compensation packages provided to executive officers. The aggregate fees paid to Semler Brossy for services not exclusively related to executive or director compensation, namely their support of management (at the Compensation Committee's request) in completing a formal review of compensation programs for purposes of assessing the Company's compensation risk, were approximately $7,000 in 2014. The Compensation Committee has the sole authority to select, retain, and terminate the compensation consultant as well as the sole authority to direct the compensation consultant's work and approve fees. The Compensation Committee has assessed the independence of its legal advisors and Semler Brossy and concluded that their work for the Compensation Committee does not raise any conflict of interest.

        During 2014, the Compensation Committee directed Semler Brossy to provide the following services:

  •
  Assessment of competitive pay levels for executive officers and the Board of Directors using survey and peer group proxy data sources;

  •
  Review of the Company's compensation peer group;

  •
  Review of market trends in executive compensation, including pay mix, annual and long-term incentive plan design and other compensation-related governance practices;

  •
  Review of competitive severance benefit levels and trends;

  •
  Review of regulatory requirements related to executive compensation;

  •
  Advice and support in preparing for the Company's advisory vote on executive compensation submitted at our 2014 Annual Meeting of Stockholders;

  •
  Advice and support in preparing for and facilitating the Company's shareholder outreach efforts;

  •
  Assessment of stockholder advisory firms' executive compensation policies and implications for Company practices;

  •
  Advice and support to the Compensation Committee in its review of the Company's Compensation Discussion and Analysis;

  •
  Advice and support to the Compensation Committee in the development of employment agreements for Mr. Leavitt and Ms. Lloyd;

  •
  Advice regarding appropriate design and metrics for annual and long-term incentive programs; and

  •
  Advice and assistance to Company management, on the Committee's behalf, in completing the compensation risk assessment process for 2014.

        For more information, see "Compensation Discussion and Analysis," beginning on page 22 of this Proxy Statement.

        Compensation Committee Interlocks and Insider Participation.    No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries and each was determined to have no relationship required to be disclosed pursuant to Item 404 of SEC Regulation S-K. In addition, no executive officer of the Company has served on the board of directors or compensation committee of any other entity that has, or had during any time during 2014, an executive officer who served as a member of our Board of Directors or our Compensation Committee.

        Board's Role In Risk Oversight.    Our Board has an active role in risk oversight of the Company. While Company management is charged with the day-to-day management of risks the Company faces, the Board, as a whole as well as through the Board Committees, is responsible for oversight of risk management. To this end, each of our Board Committees meets regularly with management and discusses the risks within its areas of responsibility and reports to the full Board at each regularly scheduled Board meeting. The Audit Committee has responsibility for oversight of financial reporting related risks, including those related to the Company's accounting, auditing and financial reporting practices. The Audit Committee reviews an annual risk assessment report, prepared by the Company's internal audit team, which identifies internal control risks and informs the internal audit plan for the next fiscal year. The Audit Committee also reviews reports of the anonymous calls made to the Company's ethics "hotline," and considers any material allegations and disciplinary actions brought to its attention as well as other reports of issues under the Company's Code of Ethics and Business Practices, as defined in the "Additional Information" section. Additionally, the Audit Committee oversees corporate finance related risks and monitors the Company's financial condition, capital structure and financing strategies, and makes recommendations for mitigating associated risks. The Compensation Committee oversees risks arising from the Company's compensation policies and programs. The Compensation Committee has responsibility for evaluating and approving the executive compensation and benefit plans, policies and programs of the Company. The Nominating and Governance Committee oversees corporate governance risks, and oversees and advises the Board with respect to the Company's positions and practices regarding significant issues of corporate and social responsibility.

        Consideration of Director Nominees.    Our Nominating and Governance Committee, composed entirely of independent Directors, is responsible for identifying and evaluating our nominees for Director. While the Board considers specific functional silos and slots within the Board when identifying nominees, the Board seeks Board members with broad-based experiences and a number of areas of focus and expertise, who can make important contributions to the Board's deliberations and decisions on a wide variety of strategic and operational challenges. Furthermore, although there is no formal policy concerning diversity considerations, the Nominating and Governance Committee does consider diversity with respect to viewpoint, skills and experience in determining the appropriate composition of the Board and identifying Director nominees. In addition, the Board is committed to maintaining the Company's long-standing tradition of inclusion and diversity within the Board, following the Company's policy of non-discrimination based on sex, sexual preference, race, religion or national origin.

        Process for Identifying and Evaluating New Director Candidates.    The Nominating and Governance Committee regularly assesses the appropriate size of the Board and mix of Directors and solicits ongoing input from the Board (including the Chairman) with the goal of identifying and informally approaching possible Director candidates in advance of actual need.

        When an expected or actual need for a new Director is identified, the Nominating and Governance Committee considers what qualities or skills would be most appropriate; this is informed by the then mix of talent and expertise of sitting Directors, developments (current and anticipated) in the Company's business, the skill set embodied by a departing Director, and other factors. In considering candidates, the Board is committed to maintaining the Company's tradition of inclusion and diversity within the Board. A set of search criteria, including those set forth under "Director Qualifications" below, is then developed by the Nominating and Governance Committee for discussion with the full Board. During such discussions, our Directors may identify, either directly or through their personal networks, potential candidates meeting one or more of the criteria. The Nominating and Governance Committee may also engage search firms to identify appropriate candidates; the Nominating and Governance Committee has sole authority to retain and terminate any search firms and determine their fees and terms of engagement. Potential candidates may also come to the Nominating and Governance Committee's attention through stockholders and others. Once candidates who meet one or more of the search criteria are identified, the Nominating and Governance Committee evaluates and discusses the potential director candidates with the full Board and arranges for meetings with appropriate candidates. The Nominating and Governance Committee discusses the results of these sessions and other background information and determines whether to make a recommendation to the full Board as to the candidate's nomination. The full Board, after considering the recommendation and report of the Nominating and Governance Committee, then determines whether to extend the candidate an offer to join.

        Director Qualifications.    The Board requires that all director nominees be able to fulfill a Director's fiduciary duties in the best interests of the Company and all of its stockholders. In this spirit, all nominees should meet the criteria listed in our Corporate Governance Guidelines under "Board Membership Criteria," including unquestioned integrity and strength of character, practical and mature judgment, substantial business experience with practical application to the Company's needs, adequate time to devote to service on the Board, no conflicts of interest that would interfere with Board service, and a commitment to having a meaningful long-term equity ownership stake in the Company. The Company also requires that a substantial majority of Directors be independent, that at least three of the independent Directors have the financial literacy necessary for service on the Audit Committee and that at least one of these Directors qualifies as an "audit committee financial expert," that at least some of the independent Directors have service as a senior executive of a public or substantial private company, and that some of the independent Directors have an in-depth familiarity with the apparel and retail industries.

        Process for Evaluating Incumbent Directors.    As a general matter, the Nominating and Governance Committee is of the view that the continued service of qualified incumbents gives the Company the benefit of familiarity with and insight into the Company's affairs that its Directors have accumulated during their tenure, while contributing to the Board's ability to work as a collective body for the benefit of all stockholders. Accordingly, in selecting candidates for nomination at the Annual Meeting, the Committee begins by determining whether the incumbent Directors whose terms expire at the Annual Meeting desire and are qualified to continue their service on the Board. The Committee reviews and evaluates each incumbent's performance during her or his prior term. If the evaluation is favorable, the incumbent continues to satisfy the criteria for Board membership, and the Committee believes the incumbent will continue to make important contributions to the Board, the Committee will, absent special circumstances, nominate the incumbent for re-election as a Director.

        Consideration of Stockholder Recommendations of Candidates for Election as Directors.    The Nominating and Governance Committee will consider recommendations for Director nominations submitted by stockholders. The Nominating and Governance Committee will evaluate these candidates in the same manner as candidates recommended by other persons, except that the Nominating and Governance Committee may consider, as one of the factors in its evaluation of stockholder-recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company. A stockholder wishing to recommend to the Nominating and Governance Committee a candidate for election as Director must submit the recommendation in writing, addressed to the Nominating and Governance Committee, care of the Company's Corporate Secretary, to the Company's principal executive offices at 2 Park Avenue, New York, New York 10016. Each nominating recommendation must be accompanied by the name, age, business and residence address and principal occupation or employment of, and the number of shares of Common Stock beneficially owned by, each recommended nominee, along with such information regarding the nominee as would be required to be disclosed in a proxy statement under SEC regulations, as well as the stockholder or group of stockholders making the recommendation, information concerning any relationships between the recommending stockholder(s) and the proposed nominee, the qualifications of the proposed nominee to serve as a Director, and such other information called for on the Company's website at www.katespadeandcompany.com under "Corporate Governance Guidelines" in the Investor Relations section. The recommendation must also be accompanied by the consent of the proposed nominee to serve if nominated and the agreement of the stockholder and proposed nominee to discuss the proposed nomination with the Nominating and Governance Committee, if the Nominating and Governance Committee decides in its discretion to do so.

        In addition, the Company's Certificate of Incorporation provides for a process by which stockholders may make director nominations for consideration at the Annual Meeting. See "Stockholder Nominations for Directors" immediately below.

        Stockholder Nominations for Directors.    Written notice of any nomination for director for consideration at the Annual Meeting of Stockholders must be delivered to the Company's Corporate Secretary at the Company's principal executive offices at 2 Park Avenue, New York, New York 10016, not less than 90 days nor more than 120 days prior to the date of the meeting at which Directors are to be elected and must contain the name, age, business and residence address and principal occupation or employment of, the number of shares of Common Stock beneficially owned by, each nominee and such other information as set forth in the Company's Certificate of Incorporation, which can be found and at www.katespadeandcompany.com under "Restated Certificate of Incorporation" in the Investor Relations section.

        Communications with the Board.    Stockholders and other interested parties may communicate with the Board, the non-management Directors as a group, any committee of the Board or any individual member of the Board, including the Chair of the Nominating and Governance Committee, by either writing care of the Company's Corporate Secretary at 2 Park Avenue, New York, New York 10016 or by electronically mailing the Company's Corporate Secretary at corporate.secretary@katespade.com. All communications will be reviewed by the Company's Corporate Secretary, who will then forward such communications or a summary thereof to the appropriate Directors. Any communication related to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chair of the Audit Committee.

DIRECTOR COMPENSATION

        Directors, other than Directors who are Company employees, are compensated for their services. During 2014, non-employee Directors received the following compensation:

  •
  Annual Retainers:

  •
  $150,000 for serving as a Director, with $100,000 payable in the form of Common Stock (the "Annual Stock Retainer"), subject to transfer restrictions discussed below; new Directors receive a pro-rata grant of the Annual Stock Retainer upon election and a pro-rata portion of the cash retainer, based on the number of whole and partial fiscal quarters to be served during the fiscal year of their election;

  •
  In addition, $100,000 for the non-executive Chairman of the Board for serving as such, with $50,000 payable in the form of Common Stock, subject to the same transfer restrictions as the Annual Stock Retainer discussed below;

  •
  $10,000 for the Committee Chair of the Nominating and Governance Committee, for serving as such;

  •
  $20,000 for the Committee Chairs of the Audit Committee and Compensation Committee for serving as such;

  •
  $1,000 for each Board meeting and Committee meeting attended;

  •
  A $6,000 allowance for the purchase of Company products (based on prices which are net of the usual Company employee discount); and

  •
  Reimbursement for out-of-pocket travel expenses incurred in connection with attendance at Board meetings and Committee meetings.

        The following table sets forth information concerning Director compensation earned by non-employee Directors and one former Director for the 2014 fiscal year:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation ($)(3)	Total ($)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Bernard W. Aronson	70,000	100,000	—	—	—	466	170,466	100,000
Lawrence S. Benjamin	87,000	100,000	—	—	—	2,414	189,414	100,000
Raul J. Fernandez	77,000	100,000	—	—	—	2,519	179,519	100,000
Kenneth B. Gilman	94,750	100,000	—	—	—	938	195,688	100,000
Nancy J. Karch	127,000	150,000	—	—	—	2,508	279,508	150,000
Kenneth P. Kopelman	63,000	100,000	—	—	—	1,517	164,517	100,000
Kay Koplovitz	74,000	100,000	—	—	—	960	174,960	100,000
Douglas Mack	30,000	50,000	—	—	—	2,221	82,221	50,000
Doreen A. Toben	99,000	100,000	—	—	—	2,319	201,319	100,000
Arthur C. Martinez(5)	43,000	100,000	—	—	—	—	143,000	100,000

(1)
The amount indicated includes the applicable annual cash retainer (inclusive of all applicable annual cash retainers for serving as a Committee Chair) as well as all applicable Board meeting and Committee meeting fees.

(2)
The amount indicated reflects the Annual Stock Retainer grant (4,754 shares of Common Stock granted on January 10, 2014) to Nancy Karch, the non-executive Chairman, the Annual Stock

  Retainer grant (3,170 shares of Common Stock granted on January 10, 2014) to the other Directors except for Mr. Mack and a pro-rated Annual Stock Retainer grant (1,302 shares of Common Stock granted on June 25, 2014) to Mr. Mack.

(3)
Each Director is provided a $6,000 allowance for the purchase of Company products (based on prices which are net of the usual discount available to all Company employees for the purchase of Company products). The amounts listed above reflect the actual clothing allowance utilized, as applicable.

(4)
The amount indicated represents the dollar amount recognized by the Company for financial statement reporting purposes with respect to the 2014 fiscal year for the fair value of stock under Statement of Financial Accounting Standards Board ASC Topic 718, "Compensation—Stock Compensation."

(5)
Mr. Martinez served as a Director until the 2014 Annual Stockholders Meeting and did not stand for re-election at that meeting.

        The Company's Outside Directors' Deferral Plan (the "Outside Directors' Deferral Plan") enables each non-management Director to elect prior to any calendar year to defer cash and/or Common Stock fees otherwise payable in that and succeeding calendar years. Deferred cash fees are deemed invested in phantom shares of Common Stock or credited with imputed interest at the prime rate plus one percent, whichever the Director specifies at the time of election. Deferred Common Stock fees are deemed invested in phantom shares of Common Stock, with dividends deemed reinvested in additional phantom shares. Upon a lapse of the deferral, payment is made in the form specified by the Director at the time of the deferral election.

        The Company does not provide any retirement benefits to Directors.

        The Company's Corporate Governance Guidelines set out the Board's expectation that each Director will accumulate over time a holding of shares of Common Stock having a value equal to three times the value of the Annual Stock Retainer. In addition, notwithstanding a Director having met such shareholding guideline, Annual Stock Retainer shares are (subject to an exception for sales made to pay taxes due on the receipt of such shares) non-transferable until the first anniversary of grant, with 25% becoming transferable on each of the first and second anniversaries of the grant date, and the remaining 50% becoming transferable on the third anniversary of the grant date. Any remaining transfer restrictions lapse one year after Board service ends, or immediately upon death.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Written Related Party Transactions Policy.    The Company has adopted a written related party transactions policy detailing the policies and procedures relating to transactions which may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interests of the Company and stockholders. The Nominating and Governance Committee must review and approve any related party transaction proposed to be entered into or ratify any such transaction previously commenced or completed. The Nominating and Governance Committee may delegate its authority under the policy to the Chair of the Committee, who may act alone. Under the policy, no Nominating and Governance Committee member may participate in any review, consideration or approval of a transaction involving such member or their immediate family or any entity with which such Nominating and Governance Committee member is affiliated.

        Under the Company's related party transactions policy, any relationship, arrangement or transactions between the Company and (a) any Director, senior officer or any immediate family member of either a Director or senior officer; (b) any stockholder owning more than 5% of the Common Stock; or (c) any entity in which any of the forgoing is employed or is a partner, principal or owner of a five percent (5%) or more ownership interest, is deemed a related party transaction, subject to certain exceptions, including (i) transactions available to all employees generally; (ii) transactions involving less than $100,000 in any twelve-month period; (iii) with respect to Directors, transactions deemed immaterial for purposes of Director independence determinations under the Company's Corporate Governance Guidelines, as described above; (iv) transactions involving executive compensation approved by the Company's Compensation Committee or director compensation approved by the Board; and (v) any charitable contributions by the Company or the Kate Spade & Company Foundation to a charitable or not-for-profit organization for which a Director, senior officer or an immediate family member of a Director or senior officer serves as a director, trustee or is otherwise affiliated, where such contributions do not exceed $100,000 in any twelve-month period or which are non-discretionary contributions made pursuant to the Company's non-discriminatory matching contribution program.

        Related Party Transactions.    During 2014, the law firm of Kramer Levin Naftalis & Frankel LLP, of which Kenneth P. Kopelman, a Director of the Company, is a partner, provided certain legal services to the Company for which the Company incurred fees of less than $10,000. These services were provided on an arm's-length basis, paid for at fair market value and were not directly provided by Mr. Kopelman. The Company believes that such services were effected on terms no less favorable to the Company than those that would have been realized in transactions with unaffiliated entities or individuals.

 PROPOSAL 2—ADVISORY VOTE ON THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS

        SEC rules, implementing requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, enable our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers, as disclosed in this Proxy Statement. At the 2011 Annual Meeting of Stockholders, stockholders voted to have this advisory, non-binding vote on an annual basis.

        As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Please read the "Compensation Discussion and Analysis" for additional details about our executive compensation programs, including information about the fiscal year 2014 compensation of our named executive officers. Please also refer to "Summary Compensation" and other related disclosures beginning on page 43 of this Proxy Statement.

        We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:

  "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved."

        The results of this advisory vote, though not binding on the Company, will provide our Compensation Committee with an indication of investor sentiment about the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement, which the Compensation Committee will be able to consider when determining executive compensation for fiscal 2015 and beyond.

        YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2 TO INDICATE YOUR SUPPORT FOR THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

COMPENSATION DISCUSSION & ANALYSIS

INTRODUCTION

        This Compensation Discussion and Analysis, or "CD&A," explains: (i) for 2014, our executive compensation philosophy and objectives and each element of our executive compensation program for our Named Executive Officers (referred to collectively as our "NEOs"); (ii) the processes and key factors considered by the Compensation Committee of the Board of Directors in developing the design of our programs and reaching individual compensation decisions; and, (iii) planned changes to our compensation programs for 2015.

For Fiscal 2014, our Named Executive Officers were as follows:

Name	Title

Mr. Craig Leavitt	Chief Executive Officer

Ms. Deborah Lloyd	Chief Creative Officer

Mr. George Carrara	President & Chief Operating Officer

Mr. Thomas Linko	Senior Vice President, Chief Financial Officer

Ms. Linda Yanussi	Senior Vice President, Global Operations & IT

Mr. William McComb	Former Chief Executive Officer, Fifth & Pacific Companies, Inc.

The Transition to Kate Spade & Company

(1)
Net Sales and Adjusted EBITDA is for the former Kate Spade reportable segment as reported in the Company's 2013 Annual Report on Form 10-K. Adjusted EBITDA excludes certain corporate costs. For more information, see Note 18 to the financial statements included in the 2013 Annual Report.

(2)
FY2013 Comparable Adjusted EBITDA is a non-GAAP performance measure that the Company uses to measure the performance of its business (including corporate costs) after giving effect to the disposition of the Juicy Couture and Lucky Brand businesses and certain corporate cost savings.

Note: The Company presents its financial results in accordance with U.S. generally accepted accounting principles ("GAAP") and on a non-GAAP basis. Adjusted EBITDA and Comparable Adjusted EBITDA, as displayed above, are non-GAAP measures. Appendix A provides the reconciliations of adjusted results.

        On February 25, 2014, Fifth & Pacific Companies, Inc. changed its name to Kate Spade & Company and began trading on the NYSE under the ticker symbol "KATE". This milestone marked the final phase of a multi-year effort to unlock value for shareholders and create a global multi-channel lifestyle brand, focused on the continued growth in scale and profitability of the Kate Spade mono-brand.

        Kate Spade began in 1993 as a small, aspirational niche brand founded by Kate and Andy Spade. Over the next decade, Kate Spade grew into a recognized and optimistic brand, with a strong brand foundation and a small group of loyal fans. However, by 2006, growth in the brand had stalled, and the business was unprofitable. In 2006, Kate Spade was acquired by Liz Claiborne, Inc. (predecessor to Fifth & Pacific Companies, Inc.) and in late-2007 and early-2008, Ms. Deborah Lloyd and Mr. Craig Leavitt, respectively, were brought on to re-energize the business and secure the foundation of kate spade new york as an accessible luxury brand. Under their combined leadership and creative vision, the collection expanded to include ready-to-wear, fashion accessories, small leather goods, tech accessories, jewelry, watches, shoes, legwear, eyewear, beauty, stationery, and home goods. Their focused leadership and clear strategy delivered tremendous value to the organization, growing Adjusted EBITDA to $147 million in 2014 and increasing the global retail footprint by more than 200% since 2010.

        In late 2012, Mr. William McComb and his Fifth & Pacific Companies management team introduced a series of initiatives to streamline the company's portfolio of brands and focus the company's resources on fully realizing the potential of the Kate Spade global brands. This effort, led by Mr. McComb and Mr. George Carrara, culminated in the sale of the Company's intellectual property rights in Juicy Couture to an affiliate of Authentic Brands Group in November 2013 and the sale of the Lucky Brand business to an affiliate of Leonard Green & Partners, L.P. in February 2014. In addition to clearing the path for a standalone Kate Spade, these transactions strengthened the Company's balance sheet, significantly contributing to the Board's long-term goal of debt reduction.

        With the organizational transformation complete, Kate Spade & Company was now positioned to enter a new era of growth, pursuing both product category and geographic expansion.

2014 Key Accomplishments

2014 Financial Highlights

*2013 Comparable Adjusted EBITDA:
FY2013 Comparable Adjusted EBITDA is a non-GAAP performance measure that the Company uses to measure the performance of its business (including corporate costs) after giving effect to the disposition of the Juicy Couture and Lucky Brand businesses and certain corporate cost savings. See Appendix A for a definition of Comparable Adjusted EBITDA and a reconciliation of our GAAP results to Comparable Adjusted EBITDA.

**2014 Adjusted EBITDA:
FY2014 Adjusted EBITDA is a non-GAAP performance measure that the Company uses to measure the performance of its business. See Appendix A for a definition of Adjusted EBITDA and a reconciliation of our GAAP results to Adjusted EBITDA.

        While still the special, exclusive and aspirational brand launched in 1993, Kate Spade has developed and acquired all the makings of a global multi-channel lifestyle brand.

        Over the course of 2014, the KS&C management team continued to deliver double-digit growth through comparable direct-to-consumer sales gains, the opening of new retail locations around the world (including North America, Japan, the United Kingdom, and Southeast Asia) and by introducing and expanding on lifestyle categories:

  •
  The Company continues to deliver industry leading growth with an increase in net sales of approximately 42% and strong comparable direct-to-consumer sales growth of 24% in 2014 (inclusive of e-commerce net sales, but excluding the benefit of the additional week). This progress was driven by enhanced financial performance across the business along our two axes of growth, product category expansion and geographic expansion. Our customer acquisition efforts, strong retail conversion and category expansion also contributed to our growth in 2014. The Company also reported 2014 global Adjusted EBITDA of $147 million, a 67% increase from 2013 comparable Adjusted EBITDA of $88 million and Adjusted EBITDA margin expansion of 190 basis points.

  •
  A total of 60 new Company-owned and partner operated kate spade new york branded stores opened globally in 2014, including flagships in Houston and Japan.

  •
  The Company's e-commerce penetration rates remain strong and in the fourth quarter of 2014, we launched the UK Kate Spade e-commerce flagship, which is an important brand and business building tool as the Company views the business in the UK as a foothold for expansion into Continental Europe.

  •
  Sales growth in the Company's International segment was approximately 47% in 2014, driven principally by our business in Japan and Southeast Asia. The Company also expanded the travel retail business with additional airport locations and shops aboard cruise ships.

  •
  The Company completed the acquisition of pre-existing businesses in Southeast Asia from Globalluxe early in the year and, in the first quarter of 2015, converted those and the existing kate spade new york business in China to joint ventures with Walton Brown, a subsidiary of The Lane Crawford Joyce Group, a leading luxury retail, brand management and distribution company in Asia. These joint ventures are expected to establish a strategic network of stores in key cities, enhanced by a robust organizational and marketing platform.

  •
  The Company completed the refinancing of the former 10.5% Senior Secured Notes with a Term Loan credit facility, which provides an annual reduction in interest expense in excess of $20.0 million and executed an amendment to its asset-backed revolving credit facility that reduced its size to $200 million, extends the maturity date to May 2019 and provides a more favorable interest and fee structure.

  •
  The Company reduced total net debt (total debt less cash and cash equivalents and marketable securities) by $37 million in 2014 to $227 million, while funding capital expenditures of $100 million in 2014, primarily for store expansion and operational initiatives, including omni-channel capabilities, shoppable barricades and innovations to our warehouse management system.

Transition of Company Leadership

        Leading up to his departure from the Company on February 25, 2014, Mr. McComb worked to transition the leadership of the Company to Mr. Leavitt. Further, in recognition of Mr. Leavitt's retail experience and strong strategic planning and leadership skills and Ms. Lloyd's creative talent, each was elected to the Company's Board of Directors as of February 26, 2014.

        Throughout 2014, KS&C continued to build and strengthen its executive team, including with respect to the following other Named Executive Officers:

  •
  Mr. Carrara was promoted to President and COO of KS&C on February 26, 2014. With this promotion, his responsibilities were expanded to include oversight of Sourcing, Business

    Development, the Jack Spade brand, Adelington Design Group, Global E-Commerce and Global Planning (in addition to his existing oversight of Finance, Operations, Information Technology, and Legal). Mr. Carrara joined the Company in April 2012 as Executive Vice President, Chief Financial Officer and Chief Operating Officer and played a lead role in all key strategic operational and financial initiatives including integration of the new KS&C.

  •
  Mr. Thomas Linko transitioned to SVP, Chief Financial Officer of KS&C from SVP, Chief Operating & Financial Officer of Juicy Couture on October 9, 2014. Mr. Linko led the Juicy Couture finance team and played a significant leadership role in the wind-down of the Juicy Couture operations.

  •
  Ms. Linda Yanussi joined the Company in 2012 as SVP, Global Operations and IT. Ms. Yanussi continues in her leadership of operations, technology, and business systems including a new point-of-sale system with mobile and omni capabilities, a re-platforming of our E-Commerce site, and the conversion of our logistics processes to a retail-centric platform.

2014 NEO Compensation Decisions

        The Compensation Committee took the following actions with respect to our Named Executive Officers' ongoing fiscal 2014 compensation:

  •
  Base Salaries.  The Compensation Committee considered each NEO's base salary in the context of that officers' role, experience and performance, and adjusted base salaries for our NEOs to reflect the officers' new positions with increased responsibilities. In particular, the Compensation Committee carefully considered appropriate base salaries for Mr. Leavitt and Ms. Lloyd, given their consistent contributions to KS&C's long-term success, their unique skills and knowledge of the KS&C business, and their significance to the success of the business going forward. As a result of these considerations, Mr. Leavitt's and Ms. Lloyd's base salary effective as of February 26, 2014, was $1,500,000 and $1,900,000, respectively, and base salary increases for the other NEOs in 2014 ranged from 2% to 25%.

  •
  Annual Incentive Plan.  In 2014, NEO bonus opportunities were tied to global Adjusted Operating Income(1) (weighted 75%) and Free Cash Flow(2) (weighted 25%). The target global Adjusted Operating Income was $91.2 million and the target Free Cash Flow was a range of ($220) to ($180) million. The Compensation Committee certified Adjusted Operating Income for 2014 of $91.5 million and Free Cash Flow for 2014 of ($120) million, which resulted in a blended performance level of 125% of target; which, as described in more detail in the section titled "Annual Cash Incentive Plan," the Compensation Committee reduced to 100% of target.
  •
  Long-Term Incentive Plans.  In addition to the one-time staking grants discussed in detail below, the Company granted 2014 long-term incentive awards as part of the ongoing compensation program in the form of performance-based units called "Market Share Units" or "MSUs," as described below, (weighted 50%) and performance-based units called "Performance Share Units" or "PSUs," as described below (weighted 50%). The MSUs and PSUs measure Company performance over a three-year period covering 2014-2016.

  •
  Mr. McComb's Transition and Termination Pay. Following his extraordinary work to transition the Chief Executive Officer role to Mr. Leavitt, Mr. McComb received severance benefits in accordance with the terms of his Severance Benefits Agreement. Additionally, in recognition for Mr. McComb's leadership in the Company's successful transformation, the Compensation Committee and the Board determined to allow for continued vesting of his outstanding and

(1)
Definition of Global Adjusted Operating Income can be found in Appendix A.

(2)
Definition of Free Cash Flow can be found in Appendix A.

    unvested stock options. Additional details regarding these arrangements with Mr. McComb are described in the section titled "Agreements with William McComb".

        For a discussion of each element of 2014 NEO compensation, see the section titled "2014 Compensation Program" below.

Anchoring the New Management Team with One-Time Staking Grants

        In early 2014, the Board focused on staking the new management team in KS&C and also aligning the team with its stockholders. Prior to the Company's transformation into a standalone, publicly traded company, divisional executives, including Mr. Leavitt, Ms. Lloyd, and other kate spade new york executives, were not regularly compensated with Fifth & Pacific Companies, Inc. equity and therefore, held only de minimis equity interests in the newly formed KS&C. As such, the Board felt it was important to provide meaningful, but one-time equity grants to the new management team in order to:

•	STAKE Mr. Leavitt, Ms. Lloyd, and other senior KS&C executives in the newly formed, standalone business;

•	PROMOTE the retention of the newly formed KS&C executive leadership team over the critical next three- to five-year timeframe; and

•	ALIGN compensation opportunities with KS&C's long-term strategy to deliver growth and value to stockholders over time.

        The Compensation Committee determined that the staking grants should be entirely in the form of MSUs. Each MSU provides value based on the Company's absolute share price performance over three- and five-years, providing direct, quantifiable, long-term alignment with our stockholders.

        The staking grants for each of the Named Executive Officers are as follows:

Named Executive Officer	Target Award Value	Minimum # of Shares	Target # of Shares	Maximum # of Shares

Mr. Craig Leavitt	$9,000,000	84,275	280,916	561,832

Ms. Deborah Lloyd	$9,000,000	84,275	280,916	561,832

Mr. George Carrara	$3,000,000	29,393	97,976	195,952

Mr. Thomas Linko	$845,000	8,279	27,597	55,194

Ms. Linda Yanussi	$935,000	9,161	30,536	61,072

        The mechanics of the one-time MSU staking grants are summarized as follows:

Award Valuation at Vest		How Shares Are Earned

Vesting	Determination of # of Shares Earned	Minimum # of Shares	Target # of Shares	Maximum # of Shares

50% after 3 years & 50% after 5 years	Ending Price / Beginning Price multiplied by the target # of shares	If the stock price declines below grant date value, total number of shares is reduced to a minimum of 30% of target shares	Target Value determined using 1x Total Target Direct Compensation	If the stock price appreciates above the grant date value, total number of shares increases up to a maximum of 200% of target shares

        In addition to the performance-oriented design of the MSUs, the Compensation Committee believes that an equity stake in the Company with a long-term vesting period reinforces several key objectives. The three- and five-year vesting period on the MSUs:

  •
  Reinforces the Company's focus on growing stockholder value over the long-term by tying a large percentage of executive compensation and net worth to KS&C shareholdings and the long-term return on KS&C stock realized by stockholders.

  •
  Supports a long-term risk/reward profile that aligns with underlying business fundamentals and discourages inappropriate short-term risk-taking, thereby holding the executive accountable for many years.

  •
  Keeps our executives focused on the fundamental premise that decisions made in the short-term affect the performance of the Company and its stock for many years into the future.

  •
  Removes employee discretion on the sale of Company-granted stock holdings and reinforces the retention objectives of the compensation program.

        The Compensation Committee determined the target value of the one-time staking grants to be roughly equivalent to one year of each executive's total target direct compensation (base salary, bonus target, and annual target long-term incentive award value). The determination of award sizing was made with consideration to competitive practices for staking senior leaders upon an IPO in light of the parallels between the Company's transformation and the offering of a private-equity sponsored portfolio company.

        In addition to the three- and five-year vesting requirements, the one-time staking awards were structured with other performance-focused features including:

  •
  Forfeiture for non-qualifying terminations,

  •
  Partial vesting for qualifying terminations, and

  •
  "Double-trigger" change-in-control vesting provisions.

        The design of the one-time staking awards and individual award levels for each Named Executive Officer are described in further detail below in the section titled "Staking Grant MSU Awards."

SHAREHOLDER OUTREACH

        At the 2014 Annual Meeting of Stockholders, the Company's stockholders approved the advisory (non-binding) resolution relating to executive compensation (i.e., the "Say on Pay" proposal) with 98% of votes in favor. The Compensation Committee believes the result of this advisory "Say on Pay" vote reflects our stockholders' affirmation of our executive compensation program for 2014.

        Beginning in late-2014, the Company undertook an investor outreach effort in which the Compensation Committee Chair held conversations with nine of the Company's largest stockholders, representing more than 50% of the Company's common shares outstanding, a practice that was first established following the Company's 2011 "Say on Pay" vote. The purpose of this outreach was to:

  •
  Proactively provide stockholders with the background and context necessary to understand our rationale for the one-time compensation decisions, particularly the staking grants, made in connection with the Company's transformation;

  •
  Provide the Company's stockholders with an opportunity to discuss our ongoing executive compensation programs; and

  •
  Gain a better understanding of our stockholders' perspectives and philosophies on executive compensation so that we could take those factors into consideration when determining changes to our executive compensation programs for 2015.

        These discussions with stockholders provided valuable insights into stockholders' views regarding our executive compensation programs. As a result of these discussions, the Company modified the long-term incentive program for 2015 to link long-term incentive pay to the achievement of absolute Company financial metrics by adding Cumulative Global Adjusted EBITDA and Average Adjusted EBITDA Margin Percentage as performance metrics. See the "2015 Compensation Plan Design Highlights" for more details regarding the changes to the Company's 2015 compensation program.

OUR COMPENSATION FRAMEWORK

Compensation Philosophy

        The fundamental goals of our compensation programs are to motivate executives to drive capital-efficient, profitable multi-year quantitative and qualitative growth, and to build the long-term organizational capabilities that will create stockholder value over time.

        Key pillars to the Company's compensation philosophy include:

        Attract, Retain, and Reward Executives—Talent is a critical component for success, particularly in our industry, which is continually evolving, highly competitive, and economically volatile. To compete successfully requires unique creative talents combined with commercial and managerial capability. Selectively attracting critical talent from outside the Company, and in some cases, the industry, has continued to be important as we implement our long-term growth plan. As such, the Company's compensation programs are designed to motivate high performance and be aligned with the practices employed by companies of similar complexity and lines of business.

        Align the Interests of Executives and Stockholders—Financial metrics in the annual and long-term incentive plans are set to focus the executive teams on what the Company believes to be the drivers of stockholder value and brand profitability and growth (see discussion of Annual Cash Incentive Plan and Long-Term Incentive Compensation for additional detail). We strive to select performance metrics that reflect key objectives and support executive focus on critical business drivers.

        Balance Incentives Over the Short- and Long-Term—The Company endeavors to provide an appropriate mix of compensation elements, including finding an appropriate balance between current and long-term compensation and between cash and equity incentive compensation. Base salary and annual bonus payments primarily reward near-term performance, while equity awards encourage our named executives to continue to deliver results over a longer period of time and also serve as a retention tool. The Compensation Committee believes that a significant portion of compensation for our named executive officers should be at risk and contingent primarily on the Company's long-term operating and stock-price performance.

        Consider Risk—Our compensation programs are balanced and focused on the long term so that our executives can achieve the highest compensation through consistent superior performance over sustained periods of time. The Compensation Committee believes the programs should encourage decision-making that drives planned growth while discouraging excessive risk taking.

Competitive Practice

        The KS&C incentive programs are supported by a framework of strong corporate governance. This on-going framework incorporates a number of continuing practices that have been in place for several years. We continually monitor the evolution of best compensation practices. Below is a summary of the certain significant practices incorporated into our programs:

WHAT WE DO AND DON'T DO
Pay for Performance Philosophy inclusive of aggressive goal setting
Alignment of Executive Compensation	A formalized process for annualized compensation risk assessment
Programs and our Stockholder's Interests	An Executive Stock Ownership policy which includes both stock ownership guidelines and retention requirements
Ongoing investor outreach efforts on executive compensation matters
Independent Oversight	The continued engagement of an independent compensation consultant by the Compensation Committee. Please see "Board Committees—Compensation Committee" above for additional detail
of our Executive Compensation Policies and Practices	A Compensation Committee composed only of independent outside directors of the Board
An annual assessment of alignment of compensation against the external market
A clawback policy
"Double-trigger" change-in-control provisions in new arrangements
We Follow Executive Compensation	Limited perquisites and no tax gross-ups on those perquisites (other than those related to the reimbursement of relocation expenses under the Company's relocation program)
Best Practices	No gross-ups for excise taxes in Executive Severance Agreements ("ESAs") for current NEOs
No hedging or pledging of Company stock
No repricing of under-water stock options

Peer Group

        The Compensation Committee periodically reviews its designated peer group to ensure continued relevance of the peer companies. In early 2014, the Compensation Committee approved a new peer group of companies for KS&C to replace the legacy Fifth & Pacific Companies, Inc. peer group and to more accurately reflect the talent market and business focus of KS&C. This process included the following steps:

  •
  Step 1—An initial screen for publicly-traded companies:

  •
  In the Apparel Retail and Apparel, Accessories, & Luxury Goods Global Industry Classification Standard (GICS) sub-industries.

  •
  That are similar in size to KS&C with preference given to companies with a market capitalization of at least $1 billion. A broad and asymmetrical targeted range of revenues was used to reflect both (i) the limited number of relevant comparators in this size range, and (ii) the Company's growth trajectory.

  •
  Step 2—A secondary screen evaluated a series of qualitative and quantitative factors to identify companies with similar talent, business and operational characteristics such as:

  •
  Similar or related product focus

  •
  Retail-focused business model with meaningful E-Commerce channel

  •
  Meaningful source of international sales

        In this second screen, preference was also given to companies who are: (i) on the KS&C non-compete list, (ii) high-growth companies, and/or (iii) companies that have recently completed an initial public offering (IPO) or spin-off. In addition, many companies were excluded from consideration on the basis of lack of business and operational similarity. Those companies excluded were in the following categories: footwear, children's apparel, non-fashion apparel and value/discount apparel. The approved peer group (the "Primary Peers") consists of the 11 companies listed below:

2014 Peer Group Primary Peers

Ann, Inc.	Lululemon Athletica, Inc.	Under Armour, Inc.

Express, Inc.	Michael Kors Holdings Ltd	Vera Bradley, Inc.

Guess?, Inc.	Tumi Holdings, Inc.	Vince Holdings, Inc.

J.Crew Group, Inc.	Urban Outfitters, Inc.

Secondary Peers

Ralph Lauren Corp.	Coach, Inc.	Abercrombie & Fitch

Burberry Group Pic.

  •
  Step 3—Considerations and Preferences—In addition to the Primary Peers, the Compensation Committee also references a secondary set of peer companies (the "Secondary Peers") as illustrated above. The Secondary Peers, although much larger than KS&C, represent key sources and possible destinations for executive talent and are some of our most direct business competitors. To this end, the Committee considers the Secondary Peers—along with Michael Kors Holdings (a Primary Peer)—to be a critical point of reference for Mr. Leavitt and Ms. Lloyd given the nature of their roles as Chief Executive Officer and Chief Creative Officer.

Named Executive Officer Pay Positioning

        When establishing target pay opportunities for the Named Executive Officers in 2014, the Compensation Committee's independent compensation consultant and the Company's Corporate Compensation department provided the Compensation Committee with market data from survey and proxy sources, including information on target total direct compensation (i.e., Target TDC) and its component parts (i.e., base salary, target annual incentive, and target long-term incentive).

        The Compensation Committee considers competitive data as one input to assess executive officer base salary, target annual incentive and target long-term incentive levels and does not target a particular compensation percentile. During contract negotiations with Mr. Leavitt and Ms. Lloyd and discussions related to the assembling of the new KS&C management team, the Committee reviewed the compensation levels of the Primary and Secondary Peers and the relative pay positioning of the Kate Spade executives to those groups in conjunction with consideration for the executive's individual experience, unique and critical skills, and proven performance without attempting to link total direct compensation to any specific peer company percentiles.

        Therefore, in making individual compensation decisions, the Compensation Committee has used the competitive data as a reference, in conjunction with the Company's specific business situation and the requirements for each NEO role and less weight on specific market positioning in each individual element of pay.

        For 2014, target TDC levels for our named executive officers, without consideration for the staking grants, was generally at or above the competitive 75th percentile. Individual pay elements for individual executives vary in their positioning relative to market based on decisions made related to individual executive circumstances.

        Based on its review of the market data, the Compensation Committee believes that target pay opportunities for the NEOs are positioned consistent with the Company's pay positioning philosophy and reflects several NEO roles which have expanded beyond traditional benchmarks as the Company has restructured to most effectively respond to business challenges. It is important to note that the observed pay positioning represents compensation opportunities only, and not actual realized or realizable pay.

2014 COMPENSATION PROGRAM

        The Compensation Committee has responsibility for the oversight of the Company's executive compensation structure and works with senior management to align pay with performance through incentives that both reward responsible risk-taking and serve the financial objectives of the organization. The majority of average continuing total direct compensation (78%) for our NEOs is performance-based, as illustrated in the Ongoing Executive Compensation Dashboard. Base salary is the only component that is fixed (i.e., not variable with performance) and on average represents only 22% of total direct compensation.

        Our ongoing compensation programs have evolved to meet the changing business and talent needs of KS&C. We believe that our programs' flexibility has enhanced our ability to attract, retain, and motivate our executive talent through the use of incentives that balance near-term and long-term decision-making in the face of continuous organizational change and an uncertain and volatile market environment. During this time, our executive compensation programs have supported the Company's dynamic business needs while aligning management goals with stockholder interests.

Ongoing Executive Compensation Dashboard

Base Salary

        Base salaries provide our executives with a base level of income. Base salaries for our Named Executive Officers are determined by our Compensation Committee with consideration for:

  •
  Scope and complexity of the role

  •
  Experience and performance of the individual

  •
  Comparisons to the external market and internal management team

        Adjustments to base salaries for our NEOs were based on either contractual negotiations related to assuming new positions or the transition into a new position within the company with increased responsibilities. In 2014, base salary increases ranged from 2% to 25% for Mr. Linko, Ms. Yanussi, and Mr. Cararra. Specific base salary decisions are described below:

  •
  Mr. Leavitt and Ms. Lloyd entered into employment agreements with the Company on January 7, 2014. In connection with their new roles as leaders of KS&C, Mr. Leavitt and Ms. Lloyd were provided an annual base salary equal to $1,500,000 and $1,900,000, respectively, effective as of February 26, 2014. Their pay levels are consistent with their contributions to KS&C's long-term success and the Committee's expectation that these contributions will continue.

  •
  Mr. Carrara received a base salary increase from $600,000 to $750,000, which is commensurate with his new responsibilities and promotion to President & Chief Operating Officer. Mr. Carrara's promotion to his new role was part of the Board's strategy to build a strong leadership team for the new company while maintaining continuity in the financial and operational areas of the previous organization.

  •
  Mr. Linko transitioned from SVP Chief Operating & Financial Officer of Juicy Couture to SVP Chief Financial Officer of Kate Spade & Co. in October of 2014. In accordance with that transition, Mr. Linko received a base salary increase from $370,800 to $380,000 which aligns his compensation with the Company's peer group.

  •
  Ms. Yanussi received a base salary increase from $355,000 to $395,000 in connection with her continued leadership of technology and business systems as SVP, Global Operations and IT and her more direct strategic oversight of KS&C omni-channel, e-commerce initiatives, Customer Service, Business Solutions, Social and Product Compliance

Annual Cash Incentive Plan

        Annual bonuses are paid out under our Annual Incentive Plan ("AIP") to our Named Executive Officers and other corporate associates each March for performance in the previous fiscal year. Our AIP is a variable component of pay designed to motivate and reward executives for achievement of short-term annual objectives. The Compensation Committee is actively engaged in establishing the AIP targets for each measure as well as the range of opportunity for the NEOs. Although targets were set with significant stretch above prior year's performance, the Committee still expects management to achieve target or better performance.

        In 2014, we tied 100% of the annual incentive opportunity to financial performance, which was measured by global Adjusted Operating Income, as defined in our AIP (weighted 75%) and Free Cash Flow (weighted 25%) as presented in the table below. The amount of the Adjusted Operating Income needed to achieve a bonus ranged from 85% to 163% of a target of $91.2 million.

        This broad bonus range represents the Committee's commitment to setting aggressive goals that reflect expected performance of a growth company.

        Following its review of the Company's financial performance and key strategic outcomes for 2014, the Compensation Committee approved the financial performance against the Operating Income and Free Cash Flow goals established at the beginning of the year. The overall formulaic calculation under the AIP is illustrated below.

Measure	Threshold	50% Payout	Target	150% Payout	Maximum	Result	Payout %	Weighting	Total

Adjusted Operating Income	$77.5	$84.4	$91.2	$123.2	$148.2	$91.5	100%	75%	75%
Free Cash Flow	$(235.0)	$(225.0)	(220.0)-(180.0)	$(170.0)	$(160.0)	$(120.0)	200%	25%	50%

								Total Payout	125%

* Bonus results that fall between payout points are interpolated between 0% and 200%.

        Once the overall results are determined, the individual bonus payments are calculated based on the following formula.

        Although performance under the AIP calculation resulted in a total payout equal to 125% of target, the Compensation Committee exercised negative discretion and reduced bonus payouts to 100% of target. In deciding to reduce bonus payouts, the Compensation Committee considered the substantial cash expenses related to the discontinuation of Kate Spade Saturday as a stand-alone business and the restructuring of Jack Spade and other areas of the Company's business. The resulting bonus payments for our NEOs are reflected below:

Named Executive Officer	Base Salary	Bonus Target %	Bonus Target $	Payout as a % of Target	Total Fiscal 2014 Bonus Award

Mr. Craig Leavitt	$1,500,000	150%	$2,250,000	100%	$2,250,000

Ms. Deborah Lloyd	$1,900,000	175%	$3,325,000	100%	$3,325,000

Mr. George Carrara	$750,000	100%	$750,000	100%	$750,000

Mr. Thomas Linko	$380,000	50%	$190,000	100%	$190,000

Ms. Linda Yanussi	$395,000	50%	$197,500	100%	$197,500

Long-term Incentive Program

        The Company annually grants long-term incentive ("LTI") awards as part of our ongoing compensation program. (This is separate from the one-time staking grants discussed above under Anchoring the New Management Team with One-Time Staking Grants.) Our LTI program is designed to reward executives when:

•	Stockholders REALIZE gains

•	We meet our FINANCIAL GOALS

•	The Company's TOTAL STOCKHOLDER RETURN keeps pace with or exceeds the broader market index

        For 2014, the annual LTI awards were comprised of Performance Share Units (PSUs, weighted 50%) and of MSUs (weighted 50%). The MSUs and PSUs provide our NEOs the opportunity to earn shares of the Company's Common Stock based on the level of achievement of the applicable performance conditions. The PSUs and MSUs granted in 2014 measure Company performance over a three-year period covering 2014-2016.

        The 100% performance-based nature of our LTI program provides a compensation opportunity to the executives balanced with significant risk if the company does not deliver stockholder value through stock price appreciation. The total LTI incentive award target value granted to each of our NEOs in 2014 was as follows:

Named Executive Officer	Total Target Award Value	50% Performance- Based Restricted Stock Units	50% Market Shares Units

Mr. Craig Leavitt	$5,000,000	81,646	81,646

Ms. Deborah Lloyd	$3,275,000	53,479	53,479

Mr. George Carrara	$1,500,000	24,494	24,494

Mr. Thomas Linko	$250,000	4,083	4,083

Ms. Linda Yanussi	$342,000	5,585	5,585

Specific details of our 2014 long-term incentive program are set forth below.

        Performance-based Restricted Stock Units (PSUs)—Given the unique circumstances and challenges related to the transformation, following the sale of the Juicy Couture intellectual property and the Lucky Brand business, the Compensation Committee together with management determined that a relative measure of Total Shareholder Return (TSR) against the Standard & Poor's Mid-Cap 400 Index was the most appropriate long-term measure for the 2014-2016 PSUs.

        The Committee's rationale for selecting an index as the relative measure rather than the peer group was based on a two-part rationale:

  •
  The Committee wanted to minimize the potential for volatility of outcomes commonly observed for TSR plans when there is a small reference group (particularly given the size and constituents in the Company's peer group); and

  •
  Given the belief that investors (in large part) are no longer making sector-specific investments and companies must compete across all sectors for investment dollars, the Committee determined that a broader, general industry index (as opposed to a strictly retailing index) provided a greater alignment with investors.

        In order to determine the number of PSUs earned, the PSUs are measured on the relative performance differential to the Standard & Poor's Mid-Cap 400 Index Total Shareholder Return (TSR) over the three-year performance period (2014-2016). The beginning and ending prices are determined by using the prior 40 day moving average of both the Index and the Company's stock price. The payout ranges from 0% to 200% of the target number of shares based on the differential in performance as shown below:

	Below Threshold 0%	Threshold 50% of Target	Target	Maximum 200% of Target

Goals	Greater than 25 Points Below the Index	25 Points Below the Index	100% Aligned with TSR Index	50 Points Above the Index

Payout	Performance Below 25 Points of the Index results in zero payout	For every point below the index, the payout is negatively impacted by two points	Equals Target	For every point above the index, the payout is impacted positively by 2 points up to the maximum

        Since the PSUs are share-denominated, the final value realized by the participants will be a function of both the number of shares earned (based on the Company's relative TSR performance), as well as the value of those shares and any share price appreciation that occurs over the performance period.

        Market Share Units (MSUs)—Also in 2014, the Company introduced MSUs into the LTI program to provide the named executive officers with an equity vehicle that would provide an opportunity to both earn more shares and to increase the value of those shares as the stock price appreciates. Conversely, the plan design underlying the MSUs incorporates a significant risk as the total number of shares awarded would decrease in tandem with any decline in stock price.

        Half of the MSUs have a two-year performance period from 2014 to 2016, and half have a three-year performance period from 2014 to 2017. The total number of MSUs earned is determined by dividing the stock price at the end of each performance period by the grant price and multiplying the result or multiplier by the number of target shares in that tranche. The beginning and ending prices are determined by using the prior 40 day moving average of the company's stock price. The total minimum and maximum number of shares awarded for each tranche is between 30% and 200% of target shares.

Staking Grant MSU Awards

        As discussed above under Anchoring the New Management Team with One-Time Staking Grants, the Compensation Committee approved special one-time grants to the new executive management team that will be earned based on the Company's absolute share price performance over three-year and five-year performance periods.

        The target staking grant award value granted to each of our NEOs was as follows: Mr. Leavitt $9,000,000; Ms. Lloyd $9,000,000; Mr. Carrara $3,000,000; Mr. Linko $845,000 and Ms. Yanussi $935,000. In conjunction with their contracts, Mr. Leavitt and Ms. Lloyd were granted staking grants on January 7, 2014 at a price of $32.04 based on the 40 day moving average prior to the grant date. For the other NEOs, staking grants were awarded on March 3, 2014 at a price of $30.62 based on the 40 day moving average prior to the grant date.

Total Direct Compensation

        The total direct compensation (TDC) to our named executive officers was intended to provide our executives annually with a long-term pay opportunity if they deliver on meeting financial objectives and creating value for our stockholders. In determining the targets for total direct compensation, the Committee compared compensation of our NEOs to the market without consideration of the staking grant. Given the one-time non-recurring nature of the staking grant, the Committee believes that it should be excluded from the evaluation of annual compensation target opportunity and considered only as it compares to award opportunities granted to other executives in IPO or spin-off like situations.

        The following chart demonstrates the 2014 TDC opportunities for our NEOs with and without the effect of the staking grant:

    Note: Amounts shown in table above are presented at target value and not the grant date fair value shown in the Summary Compensation Table.

Additional Compensation Elements

  Perquisites and Executive Benefits.    The Company's overall value proposition is to offer a package that emphasizes long-term contribution and stability rather than extra benefits, particularly benefits not available to a broader employee population. The NEOs receive the same medical, dental, vision, employee discount and 401(k) benefits as the broader associate population. The perquisites provided to NEOs are available to other executives in the Company including:

    •
    An Executive Life Insurance Program providing coverage equal to two times annual base salary;

    •
    Clothing allowance;

    •
    Financial counseling; and

    •
    For certain executives, unlimited use of black car service for business purposes only.

In addition, the Company leased an apartment in New York City for Mr. McComb's personal use. The value associated with this apartment is reported in the Summary Compensation Table under All Other Compensation. The Company ceased providing Mr. McComb this perquisite on the termination of his employment in February 2014. More information on Mr. McComb's separation benefits is provided in the section titled "Agreements with William McComb."

  Fifth & Pacific Awards.    Before Fifth & Pacific Companies, Inc. became Kate Spade & Company, Mr. Leavitt and Ms. Lloyd were awarded long-term incentive compensation under a series of cash-settled plans that were based on multi-year kate spade new york cumulative Adjusted EBITDA. In early 2014, as part of their contract negotiations and our planned organizational transformation, their then-existing long-term incentive plan with a 2013-2015 performance period was cancelled and paid out on a pro-rated basis. Mr. Leavitt and Ms. Lloyd each received $1,625,000 on February 14, 2014.

  One-Time Transaction Awards.    The Committee approved one-time payments to certain executive officers to recognize and reward these executives for the development and execution of the multi-year strategy that culminated in the sale of the Juicy Couture intellectual property and the Lucky Brand business, resulting in the emergence as a public company of the KS&C mono-brand business. The first half of the transaction bonus was paid in January of 2014 and the second half was paid in February 2015.

Executive	Transaction Bonus

Mr. George Carrara	$1,200,000
Ms. Linda Yanussi	$355,000
Mr. Thomas Linko	$370,000
Mr. William McComb	$2,000,000

  Supplemental Executive Retirement Benefits.    The Company's unfunded Supplemental Executive Retirement Plan ("SERP") is designed to make up for the limitations imposed by the Internal Revenue Code on profit sharing and matching contributions under the Company's tax-qualified Savings Plan and provide additional income deferral opportunities consistent with the practice of peer companies. Plan details and details of executive officer participation are provided in the narrative to the Nonqualified Deferred Compensation table.

Employment Arrangements

  Employment and Severance Agreements.    In January 2014, the Company entered into employment agreements with Mr. Leavitt and Ms. Lloyd in connection with their transition to Chief Executive Officer and Chief Creative Officer, respectively. Additionally, the Company has entered into Executive Severance Agreements with each of the Named Executive Officers. These agreements are described in more detail below under Agreements with the Named Executive Officers.

  Compensation Arrangements Related to the Departure of Mr. McComb.    Mr. McComb served as CEO for the entire 2013 fiscal year, and remained with the Company through the release of its 2013 fiscal year results, departing on February 25, 2014. In accordance with the terms of Mr. McComb's Severance Benefits Agreement (SBA), upon his termination, he received a cash payment equal to two times his base salary, $2,600,000; a cash payment equal to two times his annual bonus target, $3,900,000; a prorated annual cash bonus for 2014 based on actual performance of $299,178; and 24 months benefits continuation under the Company's medical, dental, vision, long term disability and life insurance programs. In addition to the severance benefits payable under his employment arrangements, and in recognition of his critical contributions to the Company's successful transformation into KS&C, the Compensation Committee and the Board approved the continued vesting of all of Mr. McComb's 855,000 outstanding and unvested non-qualified stock options. (The value of which is presented in the Summary Compensation Table) Mr. McComb was given three months from each subsequent future vesting date to exercise these options.

Stock Ownership and Hedging Policy

        In order to align executives' interests with the interests of our stockholders, the Compensation Committee encourages ownership of Company Common Stock by its officers and employees. The Company accomplishes this by making stock option and other equity-based awards under the Company's equity plans; providing the opportunity for employees to invest in the Company's Common Stock under the Company's 401(k) Plan; and adopting specific stock ownership guidelines for our executives.

        The Compensation Committee has adopted executive stock ownership guidelines, which apply to the NEOs as well as other senior executives in the Company. Individuals are asked to accumulate a targeted number of shares of Company Common Stock having a value established through a multiple of base salary. The multiples of base salary for the NEOs are:

•	FIVE times for the Chief Executive Officer

•	FOUR times for the Chief Creative Officer

•	TWO times for the other NEOs

        Until the applicable multiple of salary requirement is met, the guidelines require the executive to retain 75% of the following shares: (i) shares received as awards of restricted stock and performance shares from the Company, after withholding of shares for satisfaction of the executive's tax obligations, or (ii) shares obtained upon exercise of stock options received from the Company, after withholding of shares for payment of the option exercise price and for satisfaction of the executive's tax obligations. The Company's objective is to have executives reach their guideline within five years, provided that in the event of a promotion which results in an increase in the number of shares required to be held, the individual is provided five years to meet the new requirements, starting from the promotion date.

        In addition, for Mr. Leavitt and Ms. Lloyd, upon their resignation of employment from the Company without Good Reason or due to retirement, they are required under their respective employment agreements to retain the number of Company shares that they have as of the date of termination and comply with their stock ownership requirement for at least six months. Beginning on the six-month anniversary of their separation date, they may sell 50% of those shares and the remainder may be sold beginning on the one-year anniversary of their separation date.

        Ownership holdings were most recently assessed in February 2015. All current NEOs are within the policy's 5-year period to attain their guideline level of ownership and have complied with the retention requirements. All NEOs will continue to be required to retain 75% of the net, after-tax shares acquired until their individual guidelines are met.

        The Company prohibits executives and Directors from hedging the economic risk of their ownership of Company securities, which includes entering into any derivative transaction on Company stock (e.g., any short-sale, forward, option, collar, etc.).

Compensation Risk Assessment

        We believe that our compensation programs appropriately balance risk and the achievement of long-term and short-term goals, without encouraging unnecessary or excessive risk taking. In 2014, the

Company and the Compensation Committee engaged in a formal Risk Assessment process with the assistance of the Compensation Committee's independent compensation consultant. This process included a full inventory of incentive plans, a review of potential risks and factors mitigating such risks, as well as a review of the enterprise risks associated with the Company's compensation practices and programs.

Clawback Policy

        The Company adopted a formal policy regarding the adjustment or recovery of any awards made under the 2010 162(m) plan in connection with a restatement or adjustment of financial statements, or an error in calculating performance achieved that would otherwise have resulted in a change to the size of an award or payment. To the extent necessary, the Company's policy for the adjustment or recovery of awards will be revised to comply with changes to legislative requirements.

        While the Company has not experienced any clawback situations or occasions that would result in a reduction in the size of the award or payment, the plan allows the Compensation Committee to assess the circumstances relating to adjustments or changes in performance and take such legally permissible actions as it believes to be appropriate to correct award sizes appropriately.

2015 COMPENSATION PLAN DESIGN HIGHLIGHTS

        Given the continued evolution of the Company's strategic priorities, the Company's executive compensation programs will continue to evolve in 2015. The following discussion seeks to provide highlights of the prospective changes which have been made to better reflect KS&C business initiatives and stay aligned with emerging best practices.

        Modifications to the Annual Cash Incentive Plan.    The AIP was modified for 2015 to tie bonuses solely to the level of achievement of Adjusted Operating Income.

        Modifications to the LTI Program.    The long-term incentive program was modified for 2015 to better align with both the new KS&C business model and critical business objectives, and will incorporate three performance-based vehicles with an emphasis on absolute Company financial metrics. The components of the long-term incentive awards are:

Form of Equity	2014	2015

Performance Shares (PSU)	50%	60%

Market Share Units (MSU)	50%	20%

Stock Options (SO)	N/A	20%

        The PSUs will be measured over a three-year performance period (2015-2017) on the basis of operational performance as follows:

Cumulative Global Adjusted EBITDA (2015-2017 inclusive)	60%

Average Adjusted EBITDA Margin % (2015-2017 inclusive)	40%

Modifier to the cumulative Adjusted EBITDA achievement based on 2015-2017 TSR performance relative to the Standard & Poor's Mid-Cap 400 Index (for performance within the range of the 10th to 90th percentiles)
+/– 25%

        The payout will range from 0 to 200% of the target number of shares based on performance of the financial measures as described above (without consideration for the impact of the modifier). With consideration to the relative TSR modifier, the maximum payout may increase to 250% of the target number of shares (i.e., 200% × 1.25 = 250%) if the financial components are earned at maximum and the Company's TSR is at or above the 90th percentile of the S&P Mid-Cap 400 Index for the period 2015-2017. Since the performance-based RSUs are share-denominated, the final value realized by the participants will be a function of both the number of shares earned (based on the Company's actual financial performance as described above and relative TSR performance), as well as the value of those shares and any share price appreciation that occurs over the performance period.

        The Committee believes that that the proposed design for the PSUs in the LTI program better reflects the initiatives and financial objectives that the named executive officers are expected to focus on and deliver from 2015 through 2017. The Committee set the financial goals for this three-year LTI period that incorporates a significant amount of operational performance growth, improvement and stretch which supports our pay-for-performance philosophy of paying above market when company objectives are achieved.

        The remaining components of the long-term incentive program, MSUs and stock options, are tied directly to the performance of our stock. Maintaining MSUs as part of the 2015 LTI program provides some consistency with the 2014 LTI program and continues to reinforce the principle of greater reward for every dollar created in shareholder value. In 2015, the Committee re-introduced stock options to the long-term mix to re-emphasize the entrepreneurial premise of providing compensation only when stockholders realize price appreciation. Key design features are as follows:

  •
  MSUs will be earned based on the Company's two-year and three-year absolute share price performance as described previously in the section entitled "2014 Compensation Program."

  •
  Stock Options will vest over a three-year period with 25% vesting in the first and second years and 50% vesting in the third. Stock options have a seven-year life and are granted based on the closing price of the stock on date of grant.

Formal Equity Grant Policy

        The Company has adopted a formal equity grant policy. All equity grants are approved at Compensation Committee meetings (and documented in the minutes of such meetings) or, within certain limitations, approved by delegation to the Chairman of the Compensation Committee.

        The grant date for awards is the first trading day of the month following the approval of the award by the Compensation Committee. For option awards, the exercise price equals the closing stock price on the date of grant.

        All grants to NEOs in 2014 complied with the Company's equity grant policy with the exception of grants made to Mr. Leavitt and Ms. Lloyd who received grants of Market Share Units (Staking Grants) on January 7, 2014 in connection with the signing of their employment agreements.

TAX AND ACCOUNTING CONSIDERATIONS

        Tax Considerations—The Compensation Committee attempts to structure compensation for executive officers that is tax deductible to the Company to the extent feasible and takes the tax deductibility of compensation into account when making compensation decisions.

        When it reviews compensation matters, the Compensation Committee considers the anticipated tax and accounting treatment of various payments and benefits to the Company and, when relevant, to the executive. Section 162(m) limits to $1 million the annual tax deduction for compensation paid to each of the chief executive officer and the three other highest paid executive officers employed at the end of the year (other than the chief financial officer). However, compensation that does not exceed $1 million during any fiscal year or that qualifies as "performance-based compensation" (as defined in

Section 162(m) is deductible. The Compensation Committee considers these requirements when designing compensation programs for named executive officers. Although the Company has plans that permit the award of deductible compensation under Section 162(m), the Compensation Committee does not necessarily limit executive compensation to the amount deductible under that provision. Rather, it considers the available alternatives and acts to preserve the deductibility of compensation to the extent reasonably practicable and consistent with its other compensation objectives. Although most of the Company's plans are designed to qualify for deductibility under Section 162(m), in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for the named executive officers or for other reasons.

        The Compensation Committee took into account that the following compensation may not be fully deductible when paid:

  •
  Mr. Leavitt's and Ms. Lloyd's base salaries over $1 million; and

  •
  Certain payments in the event of a change-in-control.

        The vesting of the Company's stock awards is currently structured to accelerate in the event of a change-in-control and qualifying termination of employment. This "double-trigger" acceleration could contribute to potential excess parachute payments.

        Each year the Compensation Committee establishes threshold performance goals for ensuring the tax deductibility of awards paid to the NEOs subject to Section 162(m). For 2014, the threshold performance goals were set at the achievement of Adjusted Operating Income of at least $20 million or better in fiscal year 2014. If the threshold performance goals were not met, no awards would be earned; and if the threshold goals were met, then the awards would be earned to the extent that the remaining performance metrics were achieved. The Adjusted Operating Income threshold goal was achieved in fiscal year 2014.

        Accounting Considerations—Stock options, restricted stock, and performance shares are accounted for based on their grant date fair value, as determined under FASB ASC Topic 718 (see Note 1 "Basis of Presentation and Significant Accounting Policies—Share Based Compensation" and Note 14 "Share-Based Compensation" in the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2015.) Because the performance shares include financial performance conditions, the compensation cost of the awards will be reversed if the performance conditions are not met or the employee does not remain employed by the Company throughout the performance period.

BOARD COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement to be delivered to stockholders and in the Company's Annual Report on Form 10-K for 2014.

KENNETH B. GILMAN (Chair)
LAWRENCE S. BENJAMIN
RAUL J. FERNANDEZ
KAY KOPLOVITZ
DOREEN A. TOBEN

        The foregoing Board Compensation Committee Report does not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

 EXECUTIVE COMPENSATION

Summary Compensation

        The following table sets forth information concerning the compensation for services in all capacities for the 2014 fiscal year of the Principal Executive Officer, the Principal Financial Officer, and the other three most highly compensated executive officers of the Company serving as such as of January 3, 2015, (each a "Named Executive Officer" and collectively, the "Named Executive Officers").

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Earnings ($)	All Other Compensation ($)(5)	Total ($)
Craig Leavitt	2014	1,402,644	1,625,000	20,763,090	0	2,250,000	0	138,845	26,179,579
PEO, Chief Executive Officer
George Carrara	2014	727,716	600,000	7,569,866	0	750,000	0	1,355	9,648,936
President & COO	2013	570,833	0	446,250	435,254	663,000	0	5,913	2,121,250
	2012	363,374	0	817,200	429,847	0	0	592	1,611,013
Deborah Lloyd	2014	1,752,048	1,625,000	18,129,760	0	3,325,000	0	134,685	24,966,493
Chief Creative Officer
Thomas Linko	2014	374,759	185,400	1,868,921	0	190,000	0	15,861	2,634,941
PFO, Chief Financial Officer
Linda Yanussi	2014	390,126	177,500	2,167,725	0	197,500	0	27,616	2,960,467
SVP, Global Operations and IT	2013	346,667	0	0	167,405	196,138	0	19,408	729,618
William McComb	2014	226,667	1,000,000	0	18,155,408	299,178	0	6,544,082	26,225,335
Former PEO,	2013	1,300,000	0	0	2,218,120	2,154,750	0	179,927	5,852,797
Former Chief Executive Officer	2012	1,300,000	0			0		177,562	1,477,562

(1)
Mr. McComb served as Chief Executive Officer of the Company until February 25, 2014. Mr. Carrara relinquished his Chief Financial Officer title when Mr. Linko was appointed Chief Financial Officer on October 9, 2014.

(2)
Includes one-time pro-rata LTIP settlement payment for Mr. Leavitt and Ms. Lloyd in lieu of 2013 - 2015 LTIP award as described previously in the Compensation Discussion & Analysis section "Additional Compensation Elements" and includes first half of one-time transaction payments for Mr. Carrara, Mr. Linko, Ms. Yanussi and Mr. McComb, as a result of Lucky Brand transaction.

(3)
All awards shown at grant date fair value in accordance with the Financial Accounting Standards Board's Accounting Standards Codification 718 Compensation—Stock Compensation (ASC 718). Includes annual awards of PSUs and MSUs as well as the one-time MSU staking grant described in the Compensation Discussion & Analysis above.

(4)
For Mr. McComb, amounts represent accounting value of modified equity awards as a result of the continued vesting of Mr. McComb's non-qualified stock options in connection with his termination from the Company.

(5)
All Other Compensation has been further detailed in the additional table below.

	Savings Plan Matching	Financial Counseling Fees(a)	Legal Fees (b)	Housing (c)	Clothing Allowance (d)	Car Allowance	Taxable Gift(e)	Taxable Gross Up (f)	Executive Life	Supplemental Life	Severance (g)	Total
Craig Leavitt	7,712	12,800	75,000	—	2,762	20,000	—	62	20,509	—	—	138,845
George Carrara	—	—	—	—	1,355	—	—	—	—	—	—	1,355
Deborah Lloyd	4,225	12,800	75,000	—	—	16,603	—	77	25,980	—	—	134,685
Thomas Linko	7,668	—	—	—	1,405	5,000	—	—	1,788	—	—	15,861
Linda Yanussi	7,800	12,800	—	—	1,491	—	—	—	4,552	973	—	27,616
William McComb	6,800	3,200	—	11,250	3,548	—	700	141	17,776	667	6,500,000	6,544,082

(a)
The amount indicated represents the cost to the Company for financial advisory services provided to the executive by a third-party financial consultant.

(b)
Fees incurred during contract negotiations for Mr. Leavitt and Ms. Lloyd.

(c)
For Mr. McComb, "Housing" reflects the cost to the Company for an apartment that the Company leased in New York City for Mr. McComb's use.

(d)
The amount indicated reflects the actual clothing allowance utilized (based on prices which are net of the usual discount offered to all Company employees for the purchase of Company products).

(e)
The amounts reported reflect the value of holiday gifts purchased by the Company for the executive in conjunction with a Company-sponsored celebration. The amount reflects the full market value paid by the Company for each item, which has been included in the executives' taxable income.

(f)
The amounts reported reflect FICA taxes paid on behalf of executive for imputed income.

(g)
For Mr. McComb, "Severance" represents cash severance payments provided for at the time of his separation from the Company. Amount was determined in accordance with his Executive Severance Agreement with the Company.

Grants of Plan-Based Awards Table

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
												Grant Date Fair Value for Stock and Options Awards
											Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Description	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Craig Leavitt		Annual Incentive Plan (AIP)	0	2,250,000	4,500,000
	1/7/2014	Staking MSU (One-Time)				84,275	280,916	561,832				13,130,014
	3/3/2014	Annual MSU				24,494	81,646	163,292				4,052,901
	3/3/2014	Annual PSU				40,823	81,646	163,292				3,580,176
George Carrara		Annual Incentive Plan (AIP)	0	750,000	1,500,000
	3/3/2014	Staking MSU (One-Time)				29,393	97,976	195,952				5,279,924
	3/3/2014	Annual MSU				7,348	24,494	48,988				1,215,880
	3/3/2014	Annual PSU				12,247	24,494	48,988				1,074,061
Deborah Lloyd		Annual Incentive Plan (AIP)	0	3,325,000	6,650,000
	1/7/2014	Staking MSU (One-Time)				84,275	280,916	561,832				13,130,014
	3/3/2014	Annual MSU				16,044	53,479	106,958				2,654,693
	3/3/2014	Annual PSU				26,740	53,479	106,958				2,345,053
Thomas Linko		Annual Incentive Plan (AIP)	0	190,000	380,000
	3/3/2014	Staking MSU (One-Time)				8,279	27,597	55,194				1,487,202
	3/3/2014	Annual MSU				1,225	4,083	8,166				202,680
	3/3/2014	Annual PSU				2,042	4,083	8,166				179,039
Linda Yanussi		Annual Incentive Plan (AIP)	0	197,500	395,000
	3/3/2014	Staking MSU (One-Time)				9,161	30,536	61,072				1,645,584
	3/3/2014	Annual MSU				1,676	5,585	11,170				277,239
	3/3/2014	Annual PSU				2,793	5,585	11,170				244,902
William McComb	3/1/2011	Modified Equity								187,500	4.97	5,043,814
	9/1/2011	Modified Equity								187,500	5.06	5,026,975
	3/1/2012	Modified Equity								281,250	11.10	5,846,001
	6/3/2013	Modified Equity								198,750	21.20	2,238,617

Salary, Bonus and Non-Equity Incentive Compensation.

        For a discussion of 2014 salary and bonus compensation for the NEOs, see the Compensation Discussion and Analysis, above.

Stock Options Exercised and Awards Vested in 2014

	Stock Options		Stock Awards
	Number of Shares Exercised	Value Realized on Exercise	Number of Shares Vested	Value Realized on Vesting
Craig Leavitt	—		—
George Carrara	—		12,500(1)	427,750
Deborah Lloyd	—
Thomas Linko	—		1,500(2)	56,745
Linda Yanussi	—
William McComb	3,160,557	78,434,537

(1)
For Mr. Carrara, the amount indicated represents the March 1, 2014 vesting of one-half of an award of restricted stock units; pursuant to the terms of the award, which was granted in March 2013, the remaining restricted stock units vested in March 2015.

(2)
For Mr. Linko, the amount indicated represents the August 1, 2014 vesting of one-half of an award of restricted stock units; pursuant to the terms of the award, the remaining restricted stock units vest August 1, 2015, subject to continued employment.

Outstanding Equity Awards at Fiscal Year-End Table

        The following table provides information regarding individual outstanding unvested equity awards granted to the PEO, PFO and other Named Executive Officers, with the Market Value determined based on the January 2, 2015 closing price:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Grant Date	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Craig Leavitt	37,500	0	3/1/2010	$7.10	3/1/2017	0	0	444,208	14,307,940
PEO	37,500	0	9/1/2010	$4.40	9/1/2017
	37,500	0	3/1/2011	$4.97	3/1/2018
	37,500	0	9/1/2011	$5.06	9/1/2018
George Carrara	30,000	30,000	5/1/2012	$13.62	5/1/2019	12,500	402,625	146,964	4,733,710
	9,750	29,250	6/3/2013	$21.20	6/3/2020
Deborah Lloyd	37,500	0	3/1/2010	$7.10	3/1/2017	0	0	387,874	12,493,422
	37,500	0	9/1/2010	$4.40	9/1/2017
	37,500	0	3/1/2011	$4.97	3/1/2018
	37,500	0	9/1/2011	$5.06	9/1/2018
Thomas Linko	0	0				6,500	209,365	35,763	1,151,926
PFO
Linda Yanussi	3,750	11,250	6/3/2013	$21.20	6/3/2020	0	0	41,706	1,343,350
William L. McComb	0	187,500	3/1/2012	$11.10	6/1/2015	0	0	0	0
Former PEO	0	149,063	6/3/2013	$21.20	9/3/2016

Nonqualified Deferred Compensation

        The following table reflects information concerning the Company's unfunded Supplemental Executive Retirement Plan (the "SERP"). The SERP permits eligible employees to defer on a pre-tax basis receipt of up to 50% of their salary and their entire annual cash incentive bonus. In addition, the Company may make contributions to the executive's SERP account to make up for the limitations imposed by the Internal Revenue Service on Company profit sharing and matching contributions under the Savings Plan.

        The SERP provides for notional investment options for participants, including mutual funds and the Company's Common Stock, whereby a participant's account is credited with the rate of return realized by the participant's designated investments. No actual investments in shares of stock are purchased by or on behalf of the participant.

        SERP participants can elect to receive a distribution from their SERP accounts either at their retirement or at a date at least three years after the date the amount was deferred, subject to the right to elect to postpone such distribution. Distributions are also made upon the occurrence of certain events, including death, or in the event of a financial emergency.

Nonqualified Deferred Compensation Table

	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY (S)	Aggregate Withdrawals / Distributions Last FY (S)	Aggregate Balance @ Last FYE ($)
Deborah Lloyd	—	—	13,187		146,575
Thomas Linko	260,581	—	8,541		451,188
William McComb	—	—	3,028	(77,352)	—

Agreements with the Named Executive Officers

Mr. Leavitt and Ms. Lloyd

        On January 7, 2014, the Company entered into employment agreements (the "Employment Agreements") with Mr. Leavitt and Ms. Lloyd, pursuant to which Mr. Leavitt and Ms. Lloyd began to serve as Chief Executive Officer and Chief Creative Officer, respectively, of the Company on the date that Mr. McComb's service as Chief Executive Officer terminated (the "Position Start Date").

        The initial term of Mr. Leavitt and Ms. Lloyd's employment in their new positions continued through December 31, 2014, and thereafter automatically renews for successive one-year periods unless the Company or the executive delivers a notice of non-renewal at least 180 days before the next automatic extension.

        The Employment Agreements provide for, among other things: (1) an annual base salary beginning on the Position Start Date of $1,500,000 for Mr. Leavitt and $1,900,000 for Ms. Lloyd; (2) a target annual cash bonus opportunity equal to 150% of base salary for Mr. Leavitt and 175% of base salary for Ms. Lloyd, with a maximum opportunity equal to 200% of the target opportunity; (3) an annual long term incentive award having a total target and/or grant date value of no less than $5,000,000 for Mr. Leavitt and $3,275,000 for Ms. Lloyd; (4) a one-time grant of market share units ("MSUs") with a grant date value of $9,000,000 (the "Staking Grant") for each of Mr. Leavitt and Ms. Lloyd, as described in the Compensation Discussion & Analysis above; (5) a one-time payment at the time the Company closed the sale of Lucky Brand Jeans equal to a prorated portion of $4,500,000, prorated to reflect the number of months from January 1, 2013 through the date of the closing for each of Mr. Leavitt and Ms. Lloyd; and (6) benefits and perquisites provided under the Company's policies for each of Mr. Leavitt and Ms. Lloyd.

        The employment agreements provided that half of the long-term incentive awards granted to Mr. Leavitt and Ms. Lloyd for the 2014 fiscal year consisted of an award of MSUs that vest 50% on each of the second and third anniversaries of the grant date, with a minimum earn out of 30% of target. The second half consisted of an award of performance shares that vests on the third anniversary of the grant date based on the Company's Total Shareholder Return relative to the S&P Mid-Cap Index Total Shareholder Return. The Staking Grant vests 50% on the third anniversary of grant and 50% on the fifth anniversary of grant. The MSUs in each of the long-term incentive award and Staking Grant are earned based on the Company's 40-trading day average stock price on the date the MSUs are settled as compared to that average stock price on the date the MSUs are granted.

        The Employment Agreements provide that, on a termination without "cause," due to the executive's resignation for "good reason" or due to the Company's nonrenewal of the Employment Agreement (each, a "Qualifying Termination") on or within two years of January 1, 2014, half of the terminating executive's long-term incentive awards and staking grants vest at target. On a Qualifying Termination after the second anniversary of January 1, 2014, a prorated portion of the long term incentive awards and Staking Grant vests based on actual performance. On a Qualifying Termination in connection with a change in control, long term incentive awards vest at target and the Staking Grant vests based on actual performance.

        Mr. Leavitt and Ms. Lloyd are required under the terms of the Employment Agreements to meet the Company's stock ownership requirement for executives, which will require Mr. Leavitt and Ms. Lloyd to hold shares equal to five times and four times, respectively, the executive's base salary within five years of the Position Start Date.

        Mr. Leavitt and Ms. Lloyd also entered into Executive Severance Agreements ("ESAs") with the Company on January 7, 2014. On a termination due to death or disability, the ESAs provide for (1) accrued but unpaid salary, bonuses and other vested payments or benefits ("Accrued Benefits") and (2) a pro-rated bonus for the year of termination equal to the bonus that would have been earned under the Company's bonus plan prorated to reflect the number of months in the year prior to the date of termination ("Pro-Rated Bonus").

        On Qualifying Termination, the ESAs with Mr. Leavitt and Ms. Lloyd provide for, subject to the executive's execution and non-revocation of a release of claims, (1) Accrued Benefits; (2) benefits continuation for 52 weeks (or, if the Qualifying Termination is in connection with a change in control, as defined in the Company's 2013 Stock Incentive Plan, 104 weeks); (3) a lump-sum payment equal to two times the executive's then-current base salary and target annual bonus less the executive's portion of premiums for the benefits continuation, (4) a Pro-Rated Bonus in respect of the year the termination occurs; and (5) for Mr. Leavitt, a lump-sum payment equal to the executive's then-current base salary for 180 days (only payable upon his termination without "cause" or due to his resignation for "good reason"). Pursuant to the ESAs, the executives are subject to non-compete, non-solicitation of customers and employees, and non-interference covenants during employment and for 18 months following a termination of employment.

Messrs. Carrara and Linko and Ms. Yanussi

        For the Named Executive Officers other than Mr. Leavitt and Ms. Lloyd, the Compensation Committee determined that providing the Executive Severance Agreements ("ESAs") described below would further aid in the retention of the Named Executive Officers during this critical stage in the Company's growth. The term of the agreements automatically renew every year, or every three years for Mr. Carrara, unless the Company delivers a notice of nonrenewal to the executive.

        Mr. Carrara and Ms. Yanussi were provided with ESAs when they joined the Company in 2012 and Mr. Linko was provided with an ESA when he became an executive officer upon his transition to SVP, Chief Financial Officer of KS&C in October 2014. The cash severance benefits provided to

Mr. Carrara are the same as those provided to Mr. Leavitt and Ms. Lloyd. Mr. Linko and Ms. Yanussi also have similar cash severance benefits provided in their ESAs except that; (i) they are not eligible to receive a pro-rated bonus in the year of termination unless the termination occurs in the last quarter of the fiscal year, (ii) the ESA is up for renewal each year, and (iii) in the case of Mr. Linko, the benefit upon a qualifying termination is 1.5-times instead of two times. As part of the agreement, each such executive is subject to non-competition and non-solicitation covenants during the officer's employment term and for 18 months thereafter, and a non-disparagement covenant.

        In addition, the Executive Severance Agreements with Messrs. Carrara and Linko and Ms. Yanussi provide for a performance-based termination. "Performance-Based Termination" as defined in the agreement states that the Company may terminate the executive's employment based on performance ("Performance-Based Termination"). To constitute a Performance-Based Termination, the executive must receive a written warning setting forth the performance deficiency and be afforded the opportunity to cure performance for a period of 60 days following the date of the written warning. Following the 60-day cure period, if the Company determines that the executive's performance has not improved, the Company shall notify the executive in writing of the Performance-Based Termination and the executive shall have the opportunity to appeal the Performance-Based Termination to the Board within two (2) business days following the date of the Company's notice of termination. Any determination by the Board shall be final and binding. Upon a Performance-Based Termination, then such officer shall be entitled to receive, in addition to accrued salary, (i) up to 52 weeks of salary continuation at the officer's then current annual base salary and (ii) a pro-rated bonus in an amount equal to the Company's actual performance as determined pursuant to the provisions of the relevant bonus plan in the performance year of termination, prorated for the number of months the officer was employed during the performance year, payable when other annual performance bonuses are paid, as well as continued health and welfare benefits for up to 26 weeks following such termination.

        For purposes of the ESAs with the NEOs (including Mr. Leavitt and Ms. Lloyd), "cause" and "good reason" are generally defined as follows:

        "Cause" is defined as (i) the executive's willful and intentional repeated failure or refusal, continuing after notice that specifically identifies the breach(es) complained of, to perform substantially his or her material duties, responsibilities and obligations (other than a failure resulting from the executive's incapacity due to physical or mental illness or other reasons beyond the control of the executive), and which failure or refusal results in demonstrable direct and material injury to the Company; (ii) any willful or intentional act or failure to act involving fraud, misrepresentation, theft, embezzlement, dishonesty or moral turpitude (collectively, "Fraud") which results in demonstrable direct and material injury to the Company; (iii) the executive's conviction of (or a plea of nolo contendere to) an offense which is a felony in the jurisdiction involved or which is a misdemeanor in the jurisdiction involved but which involves Fraud; or (iv) the executive's material breach of a written policy of the Company or the rules of any governmental or regulatory body applicable to the Company.

        "Good Reason" as defined in the agreement includes: (1) The executive experiences a material diminution in duties or responsibilities, without the executive's consent (provided that a change in reporting structure shall not be deemed a diminution in duties or responsibilities); (2) The Company moves its principal executive offices by more than 100 miles (provided that such move increases the executive's commuting distance by more than 100 miles); (3) a material reduction in the executive's base salary; or (4) a material breach by the Company of any of its material obligations under any employment agreement between the executive and the Company then in effect; provided, however, that no event or condition shall constitute Good Reason unless (x) the executive gives the Company a written notice of termination for Good Reason no fewer than 30 days prior to the date of termination and not more than 90 days after the initial existence of the condition giving rise to Good Reason, and (y) the grounds for termination (if susceptible to correction) are not corrected by the Company within 30 days of its receipt of such notice.

        In October 2014, the ESAs with Mr. Linko and Ms. Yanussi were extended through December 31, 2015 based on the automatic one year renewal included in the ESAs.

        All of the ESAs incorporate features consistent with good governance practices, including:

  •
  Reduced severance benefits in the event of a documented performance-based termination (except in the case of Mr. Leavitt and Ms. Lloyd);

  •
  Expanded definitions of Cause;

  •
  More limited definitions of Good Reason;

  •
  "Double-trigger" change-in-control provisions; and

  •
  Clawback provisions.

        Upon a review of competitive severance practices in the retail industry that identified a downward trend in severance multiples, the Committee determined to reduce the cash severance benefits payable upon a qualifying termination to Ms. Yanussi and other similarly situated executive officers, effective January 1, 2016. At that time, the cash severance benefit will be reduced to 1.5 times then-current base salary and target annual bonus (the same benefit as currently provided to Mr. Linko). This reduction in benefits did not apply to Messrs. Leavitt and Carrara or Ms. Lloyd.

Other Change-in-Control Provisions

        All stock-based awards have been granted pursuant to one of the stockholder-approved stock incentive plans. Certain of the stock-based awards currently outstanding were granted under the 2000 and 2002 Stock Incentive Plans and include single-trigger change-in-control provisions, whereby any unvested restricted stock or options vest upon the consummation of a change-in-control, as defined in such plans. The 2005 Stock Incentive Plan reflects the Committee's adoption of "double-trigger" change-in-control provisions, whereby any unvested restricted stock or options would vest only upon both a change-in-control and a termination of employment of a participant in the Stock Incentive Plan, as defined in such Plan. This double-trigger change in control practice was continued in the Company's 2013 Stock Incentive Plan.

        The stock option grants approved in June 2013 were granted with "double-trigger" change-in-control provisions consistent with our form of agreement for option grants adopted in 2011, which includes "double-trigger" change-in-control provisions regardless of the Stock Plan from which the shares have been granted.

        The Committee chose to institute a "double trigger" mechanism because we believe that executives are materially harmed only if a change-in-control results in termination without Cause or termination by the executive for Good Reason. The use of a "single trigger" could result in significant payments even if the executive's position, responsibilities, and compensation were unaffected. The Committee chooses to provide vesting following a Good Reason termination because we believe that such a termination is conceptually the same as an actual termination by the Company without Cause, and because we believe that potential acquirers would otherwise have an incentive to constructively terminate NEOs to avoid paying severance.

Agreements with William McComb

        On July 14, 2009, the Board of Directors of Liz Claiborne, Inc. (f/k/a Fifth & Pacific Companies, Inc. and n/k/a Kate Spade & Company) approved, and entered into, a Severance Benefit Agreement (the "SBA") with Mr. McComb. This agreement was deemed to have extended and renewed Mr. McComb's term of employment and superseded and replaced Mr. McComb's then existing Employment Agreement, dated as of December 24, 2008 (the "Former Employment

Agreement"), which was terminated as of July 14, 2009. The initial term of the SBA was for three years. Each month after the effective date of July 14, 2009, the term automatically extended for an additional month, absent notice of non-renewal by either party.

        Under the SBA, in the event Mr. McComb's employment was terminated by the Company without cause or by him for good reason, the Company was generally obligated to pay Mr. McComb a lump sum equal to the sum of two times his then-current annual base salary and two times his target annual bonus, a pro-rated annual cash bonus for the year of his termination (subject to the terms of the Company's bonus plan, based on actual Company performance for such year), and two years' continuation of medical, dental, vision and long-term disability benefits, and accelerated vesting of certain previously granted equity compensation, all subject to Mr. McComb's execution of a release in favor of the Company.

        The restrictive covenants contained in Mr. McComb's Former Employment Agreement, including the non-competition, non-solicitation, non-interference, proprietary information and confidentiality restrictions, remained in effect and continued under the SBA. Specifically, Mr. McComb agreed not to divulge the Company's confidential information at any time before or after his employment with the Company ceases. Additionally, Mr. McComb agreed to non-competition, non-solicitation and non-disparagement covenants during his employment and for 18 months thereafter. In addition, the SBA provided for a potential clawback of compensation paid to Mr. McComb under certain circumstances.

        Also subsequent to executing the SBA, the Company agreed to provide Mr. McComb with disability coverage equal to 100% of his base salary in effect at the time of his disability, and purchased a policy to provide such coverage pursuant to the agreement at the Company's cost for annual premiums.

        Mr. McComb's employment with the Company terminated on February 25, 2014. See the section titled "Compensation Arrangements Related to the Departure of Mr. McComb" above for a description of the payments and benefits Mr. McComb received in connection with his termination of employment.

Potential Payments Upon Termination or Change in Control

        Following are tables for Mr. Leavitt, Ms. Lloyd, Messrs. Carrara, and Linko and Ms. Yanussi indicating potential payments if employment were to have been terminated on January 3, 2015. These potential payments reflect the benefits provided under the Executive Severance Agreements. Mr. McComb's employment was terminated effective February 26, 2014.

        The amount indicated for the Restricted Stock for which vesting would have accelerated on January 3, 2015 was calculated based on the January 2 Price. The amount indicated for Options for which vesting would have accelerated on January 2, 2015 was calculated based on the difference between the exercise price of the applicable stock option and the January 2 Price. These amounts reflect the full intrinsic value of the accelerated awards.

Craig Leavitt

	Good Reason / No Cause / Non-Renewal	Death	Disability	Change-in- Control (Double Trigger)(a)	Qualified Retirement
Cash	10,489,726	2,250,000	2,250,000	10,489,726	10,489,726
Disability Benefit	0	0	90,000	0	0
Options	0	0	0	0	0
Restricted Stock	0	0	0	0	0
Annual LTIP	2,629,818	5,259,635	0	5,259,635	2,629,818
Staking Grant	4,524,152	4,524,152	4,524,152	9,048,304	4,524,152
Health and other Benefits	32,184	0	32,184	47,713	32,184

Deborah Lloyd

	Good Reason / No Cause / Non-Renewal	Death	Disability	Change-in- Control (Double Trigger)(a)
Cash	13,775,000	3,325,000	3,325,000	13,775,000
Disability Benefit	0	0	90,000	0
Options	0	0	0	0
Restricted Stock	0	0	0	0
Annual LTIP	1,722,559	3,445,117	0	3,445,117
Staking grant	4,524,152	4,524,152	4,524,152	9,048,304
Health and other Benefits	51,014	51,014	51,014	82,637

George Carrara

	Good Reason / No Cause	Death	Disability	Change-in- Control (Double Trigger)(a)	Performance- Based
Cash	3,750,000	750,000	750,000	3,750,000	1,500,000
Disability Benefit	0	0	90,000	0	0
Options	0	879,743	0	879,743	0
Restricted Stock	0	402,625	0	402,625	0
Annual LTIP	387,921	1,577,903	0	1,577,903	0
Staking grant	443,425	0	0	3,155,807	0
Health and other Benefits	14,164	0	14,164	14,164	14,164

Thomas Linko

	Good Reason / No Cause	Death	Disability	Change-in- Control (Double Trigger)(a)	Performance- Based
Cash	1,045,000	190,000	190,000	1,045,000	570,000
Disability Benefit	0	0	90,000	0	0
Options	0	0	0	0	0
Restricted Stock	0	209,365	0	209,365	0
Annual LTIP	64,664	263,027	0	263,027	0
Staking grant	124,900	0	0	888,899	0
Health and other Benefits	32,074	32,074	32,074	32,074	32,074

Linda Yanussi

	Good Reason / No Cause	Death	Disability	Change-in- Control (Double Trigger)(a)	Performance- Based
Cash	1,382,500	197,500	197,500	1,382,500	592,500
Disability Benefit	0	0	90,000	0	0
Options	0	123,863	0	123,863	0
Restricted Stock	0	0	0	0	0
Annual LTIP	88,452	359,786	0	359,786	0
Staking grant	138,202	0	0	983,565	0
Health and other Benefits	8,676	0	8,676	8,676	8,676

(a)
Regarding Double Trigger Change in Control:

i.
The tables above do not reflect the reduction that may apply to each of the NEOs in the event of a change-of-control as may be required in accordance with their ESAs (i.e. a "cutback"). Any applicable cutback would first be applied to cash severance payments and then to the value of accelerated equity until the total parachute payment equaled no more than the 280G limit or three times his 5-year average actual compensation.

ii.
The estimated cutback under these agreements for a double-trigger change-of-control occurring on January 3, 2015 would have been $4,374,024 for Mr. Carrara, $1,048,064 for Mr. Linko and $1,159,119 for Ms. Yanussi. The cutback under the agreements with Mr. Leavitt and Ms. Lloyd only applies if the cutback results in greater after-tax payments to the executive than the after-tax payments without the cutback. Accordingly, Mr. Leavitt's and Ms. Lloyd's cutback would not be applied in the event of a change-in-control on January 3, 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners

        The following table sets forth certain information concerning any person who, to the knowledge of the Company, beneficially owns more than 5% of the outstanding shares of the Company's Common Stock, based on information provided by the stockholder as of December 31, 2014:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Common Stock
FMR LLC(1) 245 Summer Street Boston, MA 02210	16,051,136	12.627%
Goldman Sachs Asset Management(2) 200 West Street New York, NY 10282	15,459,207	12.200%
BlackRock, Inc.(3) Barclays Global Investors, N.A. 40 East 52nd Street New York, NY 10022	8,024,101	6.300%
The Vanguard Group, Inc.(4) 100 Vanguard Blvd. Malvern, PA 19355	7,658,155	6.020%

(1)
Based on information as of December 31, 2014, contained in an Amendment to Schedule 13G, dated February 13, 2015, filed with the SEC by FMR LLC ("FMR"). According to the Amendment to Schedule 13G, Edward C. Johnson III is a Director and the Chairman of FMR and Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR. Members of the family of Edward C. Johnson III, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Edward C. Johnson III nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company ("FMR Co"), a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds' Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. This filing reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR, certain of its subsidiaries and affiliates, and other companies (collectively, the "FMR Reporters"). FMR indicates that its Amendment to Schedule 13G does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters in accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998).

(2)
Based on information as of December 31, 2014, contained in an Amendment to Schedule 13G, dated February 10, 2015, filed with the SEC by Goldman Sachs Asset Management, L.P., together with GS Investment Strategies, LLC, ("Goldman Sachs Asset Management"). The Amendment to Schedule 13G states that Goldman Sachs Asset Management has shared voting power over 13,177,024 shares and shared dispositive power over 15,459,207 shares as a result of acting as investment advisers.

(3)
Based on information as of December 31, 2014, contained in an Amendment to Schedule 13G, dated January 30, 2015, filed with the SEC by BlackRock, Inc. ("BlackRock") shares indicated are held by BlackRock in trust accounts for the economic benefit of the following: BlackRock; BlackRock Advisors, LLC; BlackRock Institutional Trust Company, N.A.; BlackRock Fund Advisors (which beneficially owns 5% or greater of the shares of the Company); BlackRock Asset Management (Australia) Limited; BlackRock Investment Management, LLC; BlackRock Fund Management Ireland Limited; BlackRock Asset Management Ireland Limited; BlackRock Asset Management Canada Limited; BlackRock Advisors (UK) Limited; BlackRock Investment Management (UK) Limited; and BlackRock International Limited may be deemed to beneficially own 8,024,101, shares of the Company, which are held of record by clients of BlackRock.

(4)
Based on information as of December 31, 2014, contained in an Amendment to Schedule 13G, dated February 9, 2015, filed with the SEC by The Vanguard Group, Inc. ("Vanguard"). According to the Amendment to Schedule 13G, (a) Vanguard Fiduciary Trust Company a wholly owned subsidiary of Vanguard, is the beneficial owner of 74,695 shares of Common Stock as a result of serving as investment manager of collective trust accounts, and (b) Vanguard Investments Australia, Ltd. a wholly owned subsidiary of Vanguard, is the beneficial owner of 11,647shares of Common Stock as a result of serving as investment manager of Australian investment offerings.

Directors and Executive Officers

        The following table sets forth, as of March 25, 2015, the number of shares of Common Stock (the Company's only voting security) beneficially owned by each Director, each director nominee, each of the Named Executive Officers and by all Directors, director nominees and the executive officers of the Company as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Bernard W. Aronson(3)	73,126	*
Lawrence S. Benjamin(3)	45,514	*
Raul J. Fernandez(3)	68,449	*
Kenneth B. Gilman(3)	104,587	*
Nancy J. Karch(3)	126,412	*
Kenneth P. Kopelman(3)	114,761	*
Kay Koplovitz(3)	191,381	*
Craig A. Leavitt(4)	150,000	*
Deborah J. Lloyd(4)	150,000	*
Douglas Mack(3)	4,853	*
Jan Singer(5)	0	*
Doreen A. Toben(3)	65,556	*
George M. Carrara(6)	83,563	*
Thomas J. Linko(7)	945	*
Linda S. Yanussi(8)	3,750	*
All current Directors and executive officers as a group (16 persons)(9)	1,217,177	*

*
Less than 1%

(1)
Except as otherwise indicated below, the persons listed have advised the Company that they have sole voting power and sole investment power with respect to the securities indicated as owned by them. The amounts indicated assume the exercise of all stock options held by Directors and executive officers under the Company's stock option plans which are exercisable within 60 days after March 25, 2015 ("Exercisable Options").

(2)
Based on XXX,XXX,XXX shares outstanding as of March 25, 2015, plus shares issuable upon the exercise of Exercisable Options as noted.

(3)
Includes shares acquired under the outside Directors' compensation program, receipt of which has been deferred under the Outside Directors' Deferral Plan as follows: Mr. Aronson: 23,437 shares; Mr. Benjamin: 45,514 shares; Mr. Fernandez: 2,488 shares; Mr. Gilman: 99,587 shares; Ms. Karch: 104,406 shares; Mr. Kopelman: 53,291 shares; Ms. Koplovitz: 176,749 shares; Mr. Mack: 4,853 shares; and Ms. Toben 63,178 shares.

(4)
Comprised solely of Exercisable Options; does not include MSUs or PSUs, the vesting of which are subject to performance conditions. See the "Compensation Discussion and Analysis" section above.

(5)
Ms. Singer is a first time director nominee. If elected, she will receive a grant of shares of Common Stock as part of her annual director compensation.

(6)
Includes 69,750 Exercisable Options; does not include MSUs or PSUs, the vesting of which are subject to performance conditions. See the "Compensation Discussion and Analysis" section above.

(7)
Comprised solely of Common Stock; does not include MSUs or PSUs, the vesting of which are subject to performance conditions. See the "Compensation Discussion and Analysis" section above. Does not include 2,500 shares, which will vest on June 3, 2015.

(8)
Includes 3,750 of Exercisable Options; does not include MSUs or PSUs, the vesting of which are subject to performance conditions. See the "Compensation Discussion and Analysis" section above. Does not include 3,750 options, which will vest on June 3, 2015.

(9)
Includes 401,406 shares issuable upon the exercise of Exercisable Options issued under the Company's stockholder-approved stock incentive plans, and other shares indicated as included in the foregoing footnotes. Does not include the beneficial share ownership of William L. McComb, who served as the Company's Chief Executive Officer until February 25, 2014, and is no longer employed by the Company.

PROPOSAL 3—APPROVAL OF THE KATE SPADE & COMPANY 162(M) ANNUAL INCENTIVE PLAN

Background and Reasons for Adoption

        The Board of Directors has, subject to approval by the Company's stockholders at the Annual Meeting, adopted the Kate Spade & Company Section 162(m) Annual Incentive Plan (the "Performance Plan"). The purpose of the Performance Plan is to provide incentives to certain senior executive officers in a manner designed to reinforce the Company's performance goals; to strengthen the Company's "pay for performance" ethic by linking a significant portion of participants' compensation to the achievement of such goals; and to continue to attract, motivate and retain high-performing executives on a competitive basis, while seeking to preserve for the benefit of the Company the associated federal income tax deduction.

        The payments under the Performance Plan are intended to qualify as "performance-based compensation" within the meaning of Section 162(m). In general, under Section 162(m), a federal income tax deduction will generally be unavailable for annual compensation in excess of $1 million paid to the Company's Chief Executive Officer and the next three most highly compensated officers (other than the chief financial officer). However, amounts that constitute "performance-based compensation" under Section 162(m) are not counted toward the $1 million limit. The Compensation Committee of the Board of Directors reserves the right to establish alternative incentive compensation arrangements for otherwise eligible executives if it determines, in its sole discretion, that it would be in the best interests of the Company and its stockholders to do so, even if the result is a loss of deductibility for certain compensation payments.

        YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 3 TO APPROVE THE KATE SPADE & COMPANY 162(M) ANNUAL INCENTIVE PLAN.

Voting on the Proposal

        The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting thereon is required for approval of the Performance Plan.

        The following description of the Performance Plan is qualified in its entirety by reference to the full text of such Plan, which is set forth in the attached Exhibit A.

Material Terms of the Performance Plan

        Eligibility.    Any employee (i) having a base salary in excess of $400,000, or (ii) whose aggregate compensation is reasonably expected by the Compensation Committee to exceed the $1 million threshold, is eligible to receive an award under the Performance Plan. Approximately 30 individuals are eligible to participate in the Plan.

        Administration.    The Performance Plan is administered by the Compensation Committee of the Board of Directors. All decisions and determinations of the Compensation Committee with respect to the Performance Plan are final and binding on all parties. No member of the Compensation Committee shall be liable for any action or determination made in good faith with respect to the Performance Plan or any Award. The expenses of administering the Performance Plan are borne by the Company.

        Performance Plan Awards.    The Compensation Committee in its sole discretion may grant awards to eligible executives. Each award entitles the recipient to receive a cash payment upon the achievement of specified performance goals during a specific period (a "Performance Period") designated by the Compensation Committee. At the time the award is granted, the Compensation Committee establishes the length of the Performance Period, the performance goals that must be achieved during the Performance Period, the amount of the bonus that will be paid based on the achievement of the performance goals (which may include partial payment for partial achievement of goals) and the dates on which the payments will be made.

        Performance Periods.    A Performance Period must be at least one year. The Compensation Committee in its sole discretion sets the length of each specific Performance Period. In addition, the Compensation Committee may establish sub-periods as part of a larger Performance Period. A sub-period may be shorter than a year and enables the Compensation Committee to track performance on a seasonal, as well as annual, basis.

        Performance Goals.    Each award includes specific, objective performance goals that the Compensation Committee selects from among the business criteria described below. Performance goals are established for each participant by the Compensation Committee within the first 90 days of the applicable Performance Period and prior to the completion of one-quarter of any applicable sub-period.

        Performance goals are expressed in terms of one or more of the following criteria: (a) earnings (either in the aggregate or on a per-share basis, reflecting dilution of shares as the Compensation Committee deems appropriate and, if the Compensation Committee so determines, net of or including dividends); (b) gross or net sales; (c) cash flow(s) (including either operating or net cash flows); (d) financial return ratios; (e) total shareholder return, shareholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; (f) value of assets, return or net return on assets, net assets or capital (including invested capital); (g) adjusted pre-tax margin; (h) margins, profits and expense levels; (i) dividends; (j) market share, market penetration or other performance measures with respect to specific designated products or product groups and/or specific geographic areas; (k) reduction of losses, loss ratios or expense ratios; (l) reduction in fixed costs; (m) operating cost management; (n) cost of capital; (o) debt reduction; (p) productivity improvements; (q) inventory turnover measurements; or (r) customer satisfaction based on specified objective goals or a Company-sponsored customer survey. Performance goals may be expressed (1) with respect to the Company as a whole or with respect to one or more divisions or business units; (2) on a pre-tax or after-tax basis; and (3) on an absolute and/or relative basis. In addition, performance goals may employ comparisons with past performance of the Company (including one or more divisions) and/or the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, stockholders' equity and shares outstanding.

        To the extent applicable, the measures used in performance goals set under the Plan are determined in accordance with GAAP and in a manner consistent with the methods used in the Company's reports on Forms 10-K and 10-Q, without regard to any of the following, unless otherwise determined by the Compensation Committee consistent with the requirements of Section 162(m)(4)(C) of the Internal Revenue Code and the regulations thereunder: all items of gain, loss or expense for a fiscal year that are related to special, unusual or non-recurring items, events or circumstances affecting the Company or the financial statements of the Company; all items of gain, loss or expense for a fiscal year that are related to (i) the disposal of a business or discontinued operations or (ii) the operations of any business acquired by the Company during the fiscal year; and all items of gain, loss or expense for a fiscal year that are related to changes in accounting principles or to changes in applicable law or regulations. To the extent a performance goal is expressed using a measure that requires deviations from GAAP, such deviations shall be established by the Compensation Committee at the time the applicable performance goals are established.

        Maximum Bonus Opportunity.    Each award under the Performance Plan specifies the maximum amount of the bonus (which may be measured as a percentage of base salary) that the participant will receive upon the achievement of the applicable performance goals. The amount of the bonus may vary depending on the extent of achievement of the performance goals, with a threshold level of achievement necessary to receive any bonus; higher bonuses for greater levels of achievement of the performance goals; and a maximum specified bonus for the greatest level of achievement. Under the Performance Plan, the maximum bonus that may be paid to any individual under an award is $10 million.

        Under the Performance Plan, the Compensation Committee has absolute discretion to reduce the actual amount of any bonus payable to an amount less than that determined by the achievement of the performance goals, but cannot increase the bonus amount payable above the amount determined by actual achievement.

        Performance Bonuses.    The bonuses paid under the Performance Plan shall be paid in either cash or shares of the Company's Common Stock, in the Compensation Committee's discretion. The Performance Plan does not, on its own, provide for the issuance of any shares, so any Common Stock that is issued as payment of a bonus under the Performance Plan will be issued under one of the Company's shareholder-approved equity compensation plans.

        Protection of Deduction.    The Performance Plan provides that the Compensation Committee may, in its sole discretion, delay the payment of any performance bonus if and to the extent that it determines that the Company might not be permitted to receive a deduction in respect of such bonus as a result of the deduction limit under Section 162(m) of the Internal Revenue Code. Generally, any amount so delayed will be credited with interest, as if it were invested in any investment vehicle or vehicles selected by the Compensation Committee, and will be paid to the participant following the participant's termination of employment.

        Power to Amend.    The Board of Directors may at any time terminate or suspend the Performance Plan or revise it in any respect; provided that no amendment shall be made that would cause bonuses payable under the Plan to fail to qualify for the exemption from the limitations of Section 162(m) provided in Section 162(m)(4)(C) of the Internal Revenue Code.

        Forfeiture and Claw-back Provisions.    Any performance bonus paid under the Performance Plan to covered executives will be subject to any claw-back policy implemented by the Company.

AUDIT COMMITTEE REPORT

        The Audit Committee is composed of the four Directors listed below. The Audit Committee's responsibilities are set forth in the Audit Committee's written charter adopted by the Board of Directors (the "Charter"). The Audit Committee reviews and reassesses the Charter annually and recommends any proposed changes to the full Board for approval. A copy of the Charter is available at the Company's website at www.katespadeandcompany.com under "Corporate Governance" in the Investor Relations section. A copy may also be obtained by sending a request care of the Company's Corporate Secretary at 2 Park Avenue, New York, New York 10016.

        The Audit Committee met with Deloitte & Touche LLP, the Company's independent registered public accounting firm ("Deloitte & Touche"), with and without management present, to review and discuss the overall scope and plans for the audit of the Company's consolidated financial statements for the fiscal year ended January 3, 2015 and the results of such audit. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with GAAP. The Audit Committee reviewed and discussed the Company's accounting principles and procedures and the Company's financial statements presentation with management and Deloitte & Touche, including a review of any significant financial reporting issues and the selection, application and disclosure of the Company's accounting policies, including policies for which management is required to exercise discretion or judgment regarding implementation. These discussions included consideration of the quality, not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments and the clarity of disclosure in the Company's financial statements. In addition, during 2014 the Audit Committee met in a timely fashion with management and Deloitte & Touche to review each of the Company's quarterly results prior to the time such results were made public.

        The Audit Committee also discussed and reviewed with Deloitte & Touche all communications required under generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (the "PCAOB"), including the matters required to be discussed by Deloitte & Touche with the Audit Committee under PCAOB standard AU 380, Communication With Audit Committee, and SEC Rule 2-07 of Regulation S-X.

        In addition, Deloitte & Touche provided to the Audit Committee a formal written statement describing all relationships between Deloitte & Touche and the Company that might bear on Deloitte & Touche's independence as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee reviewed and discussed with Deloitte & Touche any matters that could have impacted Deloitte & Touche's objectivity and independence from the Company and management, including the provision of non-audit services to the Company. Nothing came to the Audit Committee's attention as a result of its review of Deloitte & Touche's statement or its discussions with Deloitte & Touche that would indicate that Deloitte & Touche lacked such objectivity or independence.

        The Audit Committee met with the Company's management and internal auditors to review and discuss the Company's work in complying with the requirements of Section 404 under the Sarbanes-Oxley Act of 2002 regarding the Company's internal control over financial reporting and management's assessment of the Company's internal control over financial reporting. Further, the Audit Committee discussed with Deloitte & Touche the firm's audit of the Company's internal control over financial reporting for the fiscal year ended January 3, 2015. The Audit Committee also discussed with management areas of potential risk exposure for the Company. Finally, the Audit Committee met with the Company's internal auditors to review the Company's internal audit plan, as well as reports on audit projects and internal financial controls.

        Based upon the Audit Committee's receipt and review of the various materials and assurances described above and its discussions with management, Deloitte & Touche and the Company's internal auditors, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended January 3, 2015 be included in the Company's Annual Report on Form 10-K for such fiscal year to be filed with the SEC. The Board approved such recommendation.

        The Audit Committee has appointed Deloitte & Touche as the Company's independent registered public accounting firm for the 2015 fiscal year. While the Audit Committee has sole authority to appoint the independent registered public accounting firm, the Audit Committee has recommended to the Board that the Company continue its long-standing practice of requesting that stockholders ratify the appointment.

DOREEN A. TOBEN (Chair)
RAUL J. FERNANDEZ
KENNETH B. GILMAN
NANCY J. KARCH

        The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES UPDATE

        The aggregate fees billed by Deloitte & Touche, the Company's independent registered public accounting firm, for professional services rendered in connection with such firm's audit of the Company's fiscal 2014 and fiscal 2013 financial statements, including the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for each such fiscal year, were approximately as follows:

Fees Paid to Deloitte & Touche

	2013 Fiscal Year	2014 Fiscal Year
Audit Fees(1)	$2,127,600	$2,017,302
Audit-Related Fees(2)	0	0
Tax Fees(3)	0	0

Subtotal	2,127,600	2,017,302
All Other Fees(4)	0	0

Deloitte & Touche Total Fees	$2,127,600	$2,017,302

(1)
Audit Fees.    These are fees for professional services performed by Deloitte & Touche for the integrated audit of the Company's annual financial statements and review of financial statements included in the Company's unaudited Quarterly Report on Form 10-Q filings, and services that are normally provided by Deloitte & Touche in connection with statutory and regulatory filings or engagements for such fiscal year.

(2)
Audit-Related Fees.    These are fees for assurance and related services performed by Deloitte & Touche that are reasonably related to the performance of the audit or review of the Company's financial statements. This includes attestations by Deloitte & Touche that are not required by statute or regulation; consulting on financial accounting/reporting standards; and comfort letters.

(3)
Tax Fees.    These are fees for professional services performed by Deloitte & Touche with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for certain of the Company's consolidated subsidiaries; refund claims; payment planning; and tax audit assistance.

(4)
All Other Fees.    These are fees for all other services performed by Deloitte & Touche not falling in one or more of the above categories.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

        The Audit Committee has established a policy regarding pre-approval of all audit and permitted non-audit services (and related fees) to be provided by the Company's independent registered public accounting firm or its affiliates, subject to SEC rules which permit certain non-audit services accounting for less than five percent of the total fees paid to the independent registered public accounting firm to be approved by the Audit Committee retroactively (so called "De Minimis Exception"). In making its decisions, the Audit Committee considers whether the retention of the independent registered public accounting firm for permitted non-audit services is consistent with maintaining the objectivity and independence of the independent registered public accounting firm. Prior to engaging the independent registered public accounting firm for the next year's engagement, a list of specific permitted services expected to be rendered during the year and related fees is presented to the Audit Committee for approval. Prior to the engagement, the Audit Committee must pre-approve the specific services requested and related fees. Management and the independent registered public accounting firm update the Audit Committee periodically on actual fees incurred against the fees approved, and approval is required for any fees in excess of the amount originally approved. The Audit Committee must also pre-approve any additional permissible services to be performed by the independent registered public accounting firm or its affiliates. Pursuant to the Audit Committee's Charter, the Audit Committee may delegate to a subcommittee (which may consist of one or more members) the right to pre-approve such services and fees, provided that decisions of any such subcommittee to grant pre-approvals must be disclosed to the full Audit Committee at its next scheduled meeting. In accordance with its Charter, the Audit Committee has delegated such right to the Audit Committee's Chair for those permissible services for which fees do not exceed $50,000.

PROPOSAL 4—RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Deloitte & Touche as the Company's independent registered public accounting firm to examine and audit the consolidated financial statements of the Company for the fiscal year ending January 2, 2016. Deloitte & Touche has served as the Company's independent auditors since May 16, 2002. From June 2001 until their appointment as independent auditors in 2002, Deloitte & Touche served as the Company's internal auditors.

        If Deloitte & Touche's appointment is not ratified, the Committee will reconsider the appointment.

        The Company expects that representatives of Deloitte & Touche will be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will respond to appropriate questions.

Voting on the Proposal

        The affirmative vote of a majority of the shares of Common Stock voting on this proposal is required for ratification of the appointment of Deloitte & Touche as the Company's independent registered public accounting firm for the 2015 fiscal year.

        YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 4 TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE.

 PROPOSAL 5—APPROVAL OF AMENDMENTS TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS TO DECREASE THE REQUIRED OWNERSHIP THRESHOLD FOR STOCKHOLDERS TO CALL A SPECIAL MEETING

        The Nominating and Governance Committee, as well as the Board, has reviewed the special meeting provisions in the Company's current Restated Certificate of Incorporation (the "Certificate of Incorporation") and By-laws (the "By-laws") and considered the implications of amending such provisions to reduce the required ownership threshold for stockholders to call a special meeting from 35% of the outstanding shares of common stock of the Company entitled to vote generally in the election of directors to 25% of such shares, subject to the requirements and limitations currently set forth in the Certificate of Incorporation and By-laws. The Board also reviewed the precatory proposal submitted by an individual stockholder in Proposal 6 of this Proxy Statement, which is a proposal for the Board to take the steps necessary to amend the Certificate of Incorporation and By-laws to give stockholders holding in the aggregate 10% or more of our outstanding common stock the right to call a special meeting of stockholders. Although Proposal 6 of this Proxy Statement relates to the same subject matter as this Proposal 5, the terms and effects of the proposals differ. Accordingly, you should carefully read the description of each proposal, and our statement in opposition to Proposal 6 of this Proxy Statement in order to understand these differences.

        After careful consideration of the relevant facts, including the views and policies of a number of leading institutional stockholders of the Company, the Board, at the recommendation of the Nominating and Governance Committee, determined that stockholders holding 25% in the aggregate of our outstanding common stock should be allowed to request special meetings of the stockholders and that a 10% threshold was too low. Accordingly, the Board determined that amendments to the Certificate of Incorporation and By-laws to implement such change are advisable and in the best interests of the Company and its stockholders. Such amendments to the Certificate of Incorporation and By-laws, if adopted, would amend Article EIGHTH of the Certificate of Incorporation and Article II of the By-laws to allow stockholders that own of record, in the aggregate, not less than 25% of the outstanding shares of common stock of the Company entitled to vote generally in the election of directors the right, subject to the requirements and limitations currently set forth in the Certificate of Incorporation and By-laws, to call a special meeting of the stockholders.

        The Board has adopted resolutions approving and declaring the advisability of adopting these proposed amendments to the Certificate of Incorporation and By-laws and recommends that stockholders approve these proposed amendments.

Our Current Special Meeting Provisions

        Under Article EIGHTH of the Certificate of Incorporation and Article II of the By-laws, special meetings of stockholders may be called only by the Board or, subject to certain requirements and limitations, by the Secretary of the Corporation at the written request of stockholders that own of record not less than 35% of the outstanding shares of common stock of the Company entitled to vote generally in the election of directors.

Amendment to Special Meeting Provisions in the Certificate of Incorporation and By-laws

        If the proposed amendments to the Certificate of Incorporation and By-laws are adopted, stockholders that own of record, in the aggregate, not less than 25% of the outstanding shares of common stock of the Company entitled to vote generally in the election of directors will be entitled, subject to the requirements and limitations currently set forth in the Certificate of Incorporation and By-laws, to call a special meeting of the stockholders.

        The Board believes that decreasing the required ownership threshold for stockholders to call a special meeting from 35% to 25% is appropriate in light of the views expressed on this matter by a number of the Company's stockholders (including certain leading institutional investors), the practices and experiences of other leading companies and the costs and benefits associated with calling special meetings. The Board believes that special meetings of stockholders should be extraordinary events that occur when fiduciary obligations or strategic concerns require that the matters to be addressed not be delayed until the next annual meeting of the stockholders. Moreover, because special meetings are expensive for the Company and potentially disruptive to its normal business operations, the Board believes that a small minority of stockholders should not be permitted to call an unlimited number of special meetings for any reason. As such, the Board believes that establishing an ownership threshold of 25%, along with the procedural requirements and limitations currently set forth in the Certificate of Incorporation and By-laws, in order for stockholders to call a special meeting achieves a reasonable balance between enhancing stockholder rights and adequately protecting stockholder interests.

        A copy of the proposed amendment to the Certificate of Incorporation, marked to show all changes proposed under this Proposal against the current Restated Certificate of Incorporation, is attached as Exhibit B to this Proxy Statement. The current provisions of the Certificate of Incorporation and the proposed amendment to the Certificate of Incorporation described above are qualified in their entirety by reference to the actual text as set forth in Exhibit B.

        A copy of the proposed amendment to the By-laws, marked to show all changes proposed under this Proposal against the current By-laws, is attached as Exhibit C to this Proxy Statement. The current provisions of the By-laws and the proposed amendment to the By-laws described above are qualified in their entirety by reference to the actual text as set forth in Exhibit C.

Voting on the Proposal

        Approval of this Proposal 5 requires the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (considered as a single class). An abstention or other failure to vote on this Proposal 5 is not an affirmative vote, and therefore, will have the same effect as a vote against this Proposal 5. If this Proposal 5 is not approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (considered as a single class), then neither the proposed amendment to the Restated Certificate of Incorporation nor the proposed amendment to the By-laws will be adopted, and the required ownership threshold for stockholders to call a special meeting will not be decreased from the current 35% ownership threshold.

        If this Proposal 5 is approved by the requisite stockholder vote, then the proposed amendment to the Certificate of Incorporation and the proposed amendment to the By-laws will be adopted, and a Certificate of Amendment to the Certificate of Incorporation reflecting the proposed amendment to the Certificate of Incorporation will be filed with the State of Delaware promptly after the Annual Meeting.

        YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 5 TO APPROVE THE AMENDMENTS TO OUR RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS, AS PROVIDED IN EXHIBITS B AND C, RESPECTIVELY, TO THIS PROXY STATEMENT, TO DECREASE THE REQUIRED OWNERSHIP THRESHOLD FOR STOCKHOLDERS TO CALL A SPECIAL MEETING TO 25%.

PROPOSAL 6—STOCKHOLDER PROPOSAL REGARDING
SPECIAL MEETINGS OF STOCKHOLDERS

        The following stockholder proposal (the "Stockholder Proposal") has been submitted for consideration at the 2015 Annual Meeting:

Special Shareowner Meetings

RESOLVED, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 10% of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board's current power to call a special meeting.

Delaware law allows 10% of shareholders to call a special meeting and dozens or hundreds of companies have adopted the 10% threshold. Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. Shareowner input on the timing of shareowner meetings is especially important when events unfold quickly and issues may become moot by the next annual meeting.

This is also important because there could be a 15-month span between our annual meetings. This proposal topic won more than 70% support at Edwards Lifesciences and SunEdison in 2013. Vanguard sent letters to 350 of its portfolio companies asking them to consider providing the right for shareholders to call a special meeting.

This proposal is more important to Kate Spade because it currently takes a whopping 35% of the voting power of all shares outstanding to call a special meeting. This high 35% threshold equals a large part of the majority of all the shares that would be needed to approve a proposal at a special meeting. Plus it also takes a whopping 35% of the voting power of all Kate Spade shares outstanding for shareholder to petition to act by written consent.

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:

Company's Response to the Proposal

The Board of Directors opposes this proposal and recommends that you vote AGAINST it for the following reasons.

        As described in Proposal 5 of this Proxy Statement, the Board is proposing and recommending that stockholders vote for an amendment to the Certificate of Incorporation and By-laws that would decrease the required ownership threshold of the outstanding common stock of the Company from 35% to 25% in order for stockholders to request a special meeting. As a result, the Board, following the recommendation of the Nominating and Governance Committee, has determined that this Proposal 6 is not in the best interests of the Company or our stockholders and, accordingly, recommends a vote against it.

        The Company is strongly committed to good governance practices. This Proposal would provide stockholders holding 10% of our outstanding common stock the right to call a special meeting. The Board believes that it is not in the best interests of the Company or our stockholders to enable holders of only 10% of our outstanding Common Stock to call special meetings.

        Both the Company's By-laws and Certificate of Incorporation currently provide that a single stockholder or group of stockholders owning at least 35% of the Company's Common Stock, or the Board, may call a special meeting of stockholders at any time. Our Board believes that these provisions, if amended in accordance with Proposal 5 in this Proxy Statement to reduce the threshold to 25%, coupled with the ability of stockholders to present items for discussion at our Annual

Meetings, strike the appropriate balance between ensuring accountability to stockholders and enabling our Board and management to run the Company in an effective manner. Our Board believes that a 25% threshold, not 10%, is an appropriate corporate governance provision for a public company of our size.

        In addition, we provide significant opportunity for our stockholders to raise matters at our Annual Meetings. Stockholders have frequently used our Annual Meetings to propose business by making proposals through the proxy rules, such as this one, or to communicate their concerns by raising issues from the floor of the meeting. Our stockholders are also currently able to communicate directly with our Board and can use our Annual Meeting to express their concerns to management, our Board and other stockholders, including through the submission of stockholder proposals.

        We note that providing holders of only 10% of our outstanding Common Stock the ability to call a special meeting of stockholders is not a matter to be taken lightly. We believe that a special meeting should only be held to cover unexpected events when fiduciary, strategic, significant transactional or similar considerations dictate that the matter be addressed on an expeditious basis, rather than waiting until the next Annual Meeting. Organizing, preparing for and conducting a special meeting imposes substantial legal, administrative and distribution costs and involves significant management commitment of time and focus, which may distract senior management and our Board from their proper focus of operating our business and maximizing long-term financial returns. Enabling a small minority of stockholders to call special meetings to advance their own interests can be disruptive to the Company's operations and extremely expensive and time consuming. Because of these burdens and costs to the Company, special stockholder meetings should be extraordinary events that occur only when a substantial percentage of the stockholders agree there are extremely pressing matters that must be addressed before the next Annual Meeting.

        YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.

Voting on the Proposal

        The affirmative vote of a majority of shares participating in the voting on the Stockholder Proposal is required for its adoption. Abstentions will not be counted as either "FOR" or "AGAINST" this Proposal.

        The Company will furnish the name, address and the number of shares of Common Stock held by the stockholder who has submitted the preceding proposal to any person who submits a request in writing to the attention of the Company's Corporate Secretary at the Company's principal executive offices at 2 Park Avenue, New York, New York 10016 or by telephone at 212-354-4900.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers, certain other officers, and persons owning more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership of such equity securities with the SEC and the NYSE To the Company's knowledge, based solely on the information furnished to the Company and written representations by such persons, all filing requirements under Section 16(a) have been complied with in a timely fashion.

 OTHER MATTERS

        The Board of Directors is aware of no other matters that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxies in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

Submission of Stockholder Proposals

        Stockholder proposals intended to be presented at the 2016 annual meeting of stockholders must be received by the Company, addressed to the attention of the Company's Corporate Secretary at its principal executive offices at 2 Park Avenue, New York, New York 10016, no later than December 11, 2015 in order to be included in the Company's proxy statement relating to that meeting. Assuming that the 2016 Annual Meeting of Stockholders is held no more than 30 days before, and no more than 70 days after, the anniversary date of the 2015 Annual Meeting, stockholders who intend to present a proposal at the 2016 Annual Meeting of Shareholders without inclusion of such proposal in the Company's proxy materials are required to provide us notice of such proposal or nomination no later than February 19, 2016 and no earlier than January 20, 2016.

Company Code of Ethics and Business Practices

        The Company has established a Code of Ethics and Business Practices ("Code of Ethics and Business Practices") which applies to all of its associates, including its Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, as well as to the Company's Board of Directors, temporary personnel, independent contractors and third- party business partners. A copy of the Code of Ethics and Business Practices is available on the Company's website at www.katespadeandcompany.com, under "Corporate Governance" in the Investor Relations section. A copy may also be obtained by sending a request care of the Company's Corporate Secretary at 2 Park Avenue, New York, NY 10016. The Company will disclose on the Company's website any amendment to, and any waiver of, the Code of Ethics and Business Practices with respect to the Company's Directors or executive officers. The Company has established an Ethics and Business Practices Committee, consisting of the Chief Legal Officer, Chief Accounting Officer and Chief Financial Officer, with responsibility for administering the Code of Ethics and Business Practices.

By Order of the Board of Directors

CHRISTOPHER T. DI NARDO
 Senior Vice President—General Counsel and Secretary

New York, New York
April [9], 2015

APPENDIX A

        In addition to addressing financial results calculated in accordance with GAAP, our proxy statement contains presentations derived from "non-GAAP" adjusted measures, as defined below. The adjustments reflect items identified specific to fiscal year 2014 and our corresponding annual bonus plan for the named executive officers for such period.

        We present Adjusted Operating Income, which we define as operating income (loss) adjusted to exclude expenses incurred in connection with the Company's streamlining initiatives, brand-exiting activities, acquisition related costs and non-cash impairment charges of intangible assets. Adjusted Operating Income as utilized in the Company's 2014 Annual Incentive Plan is further adjusted to exclude share-based compensation expense.

        Our 2014 Annual Incentive Plan also uses free cash flow, which we define as cash flows from operating activities, reduced by capital expenditures from continuing operations for property and equipment and in-store merchandise shops and payments for acquisitions and investments in joint ventures.

        We present Adjusted EBITDA, which we define as income (loss) from continuing operations, adjusted to exclude income tax provision (benefit), interest expense, net, depreciation and amortization, net, losses on extinguishment of debt, expenses incurred in connection with the Company's streamlining initiatives, brand-exiting activities, acquisition related costs, non-cash impairment charges, losses on asset disposals and non-cash share-based compensation expense. We present Adjusted EBITDA, net of foreign currency transaction adjustments, which is Adjusted EBITDA further adjusted to exclude unrealized and certain realized foreign currency transaction adjustments, net. We also present 2013 Comparable Adjusted EBITDA, which we use to measure our performance after giving effect to certain corporate cost savings. Comparable Adjusted EBITDA is calculated by starting with adjusted results (which already exclude charges related to streamlining initiatives, brand-exiting activities and acquisition related costs) and includes adjustments to reflect the anticipated impact resulting from the Juicy Couture and Lucky Brand divestitures to show 2013 on a comparable basis to 2014. The annualized Corporate Adjusted EBITDA of ($53) million is consistent with our previously provided 2014 guidance for Corporate Adjusted EBITDA of ($50) to ($55) million, which includes estimated amounts to be billed under the Transition Services Agreement ("TSA") for Lucky Brand and assumes ownership of Lucky Brand by the Company for the month of January 2014, followed by the implementation of the TSA for a period of up to 24 months thereafter. As presented in this CD&A, all references to Adjusted EBITDA and Comparable Adjusted EBITDA are net of foreign currency transaction adjustments.

        We present Adjusted EPS, which is defined as Adjusted Diluted Earnings per Common Share from Continuing Operations excluding the impact of streamlining initiatives, brand-exiting activities, acquisition related costs, impairment of intangible assets, loss on extinguishment of debt, non-cash write-offs of debt issuance costs and unrealized and certain realized foreign currency gains and losses.

        The Company believes that the adjusted results represent a more meaningful presentation of its historical operations and financial performance since these results provide period to period comparisons that are consistent and more easily understood. We present the above-described EBITDA measures because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

APP-A-1

        We provide a reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures below:

KATE SPADE & COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(All amounts in thousands, except per common share data)
(Unaudited)

        The following tables provide reconciliations of (i) Income from Continuing Operations to Adjusted Income from Continuing Operations(a) and (ii) Operating Income to Adjusted Income from Continuing Operations(a):

Twelve Months Ended January 3, 2015 (53 Weeks)
Income from Continuing Operations	$76,726
Streamlining initiatives, brand-exiting activities and acquisition related costs(b)	39,451
Impairment of intangible assets	1,533
Write-off of debt issuance costs(c)	3,004
Loss on extinguishment of debt	16,914
Provision for income taxes	(105,984)

Adjusted Income from Continuing Operations(a)	$31,644

Operating Income	$33,472
Streamlining initiatives, brand-exiting activities and acquisition related costs(b)	39,451
Write-off of debt issuance costs included in Selling, general & administrative expenses(d)	702
Impairment of intangible assets	1,533

Adjusted Operating Income(a)	75,158
Adjusted interest expense, net(e)	(17,876)
Other expense, net	(4,033)
Provision for income taxes(f)	21,605

Adjusted Income from Continuing Operations(a)	$31,644

Adjusted Basic Earnings per Common Share from Continuing Operations(a)	$0.25

Adjusted Diluted Earnings per Common Share from Continuing Operations(a)(g)	$0.25

(a)
Adjusted Operating Income excludes streamlining initiatives, brand-exiting activities and acquisition related costs. In addition to those items, Adjusted Income from Continuing Operations and Adjusted Basic and Diluted Earnings per Common Share from Continuing Operations exclude impairment of intangible asset, loss on extinguishment of debt and non-cash write-offs of debt issuance costs.

APP-A-2

(b)
During the twelve months ended January 3, 2015, the Company recorded expenses related to its streamlining initiatives, brand-exiting activities and acquisition related costs as follows:

Twelve Months Ended January 3, 2015 (53 Weeks)
Payroll, contract termination costs, asset write-downs and other costs:
KATE SPADE North America	$7,319
KATE SPADE International	1,567
Adelington Design Group	982
Other(h)	32,084
Store closure, other brand-exiting and acquisition related costs:
KATE SPADE North America	(1,098)
Adelington Design Group	(14)
Other(h)	(1,389)

$39,451

(c)
Represents a non-cash write-off of debt issuance costs associated with the ABL facility for the twelve months ended January 3, 2015.

(d)
Represents the portion of the non-cash write-off of debt issuance costs associated with the ABL facility attributable to SG&A for the twelve months ended January 3, 2015.

(e)
Excludes a $2,302 non-cash write-off of debt issuance costs associated with the ABL facility for the twelve months ended January 3, 2015.

(f)
Reflects a normalized tax rate based on estimated adjusted pretax income.

(g)
Adjusted diluted earnings per share for the twelve months ended January 3, 2015 are based on 127,019 shares outstanding.

(h)
Other consists of: (i) Juicy Couture and Lucky Brand restructuring charges principally related to distribution functions that are not directly attributable to Juicy Couture or Lucky Brand and therefore have not been included in discontinued operations and (ii) unallocated corporate restructuring costs.

APP-A-3

 KATE SPADE & COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(All amounts in thousands)
(Unaudited)

        The following table provides reconciliations of Segment Adjusted EBITDA to: (i) Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments; and (ii) Income (Loss) from Continuing Operations.

	Twelve Months Ended
	January 3, 2015 (53 Weeks)	December 28, 2013 (52 Weeks)
Segment Adjusted EBITDA:
KATE SPADE North America	$143,009	$70,250
KATE SPADE International	810	(815)
Adelington Design Group	4,092	12,008
Other(a)	(940)	(4,334)

Total Reportable Segments Adjusted EBITDA	146,971	77,109
Other expense(b)	(1,450)	(883)
Less: Foreign currency transaction adjustments, net	1,441	673

Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments	146,962	76,899
Foreign currency transaction adjustments, net	(1,441)	(673)
Depreciation and amortization, net(c)	(48,441)	(35,088)
Charges due to streamlining initiatives, brand-exiting activities, acquisition related costs and loss on asset disposals and impairments, net	(30,371)	(15,716)
Share-based compensation(d)	(37,270)	(7,269)
Loss on extinguishment of debt	(16,914)	(1,707)
Impairment of cost investment	—	(6,109)
Interest expense, net	(20,178)	(47,065)
Benefit for income taxes	(84,379)	(4,563)

Income (Loss) from Continuing Operations	$76,726	$(32,165)

Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments		$76,899
Corporate Adjustments(e)		11,136

Comparable Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments		$88,035

Net Sales	$1,138,603	$803,371
Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments	$146,962	$76,899
	12.9%	9.6%
Net Sales		$803,371
Comparable Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments		$88,035
		11.0%

(a)
Other consists of expenses principally related to distribution functions that were included in Juicy Couture and Lucky Brand historical results, but are not directly attributable to those businesses and therefore have not been included in discontinued operations.

APP-A-4

(b)
Amounts do not include equity in the losses of equity method investee of $2,583 and $1,179 for the twelve months ended January 3, 2015 and December 28, 2013, respectively.

(c)
Excludes amortization included in Interest expense, net.

(d)
Includes share-based compensation expense of $17.3 million and $2.8 million in the twelve months ended January 3, 2015 and December 28, 2013, respectively.

(e)
Represents adjustments to reflect Corporate Costs on an annualized Adjusted EBITDA basis of $(53) million.

APP-A-5

EXHIBIT A

KATE SPADE & COMPANY 162(M) ANNUAL INCENTIVE PLAN

1.     Purpose

        The purpose of the Kate Spade & Company 162(m) Annual Incentive Plan (the "Plan") is to provide incentives to certain senior officers in a manner designed to reinforce the performance goals of Kate Spade & Company ("Kate Spade" or the "Company"); to strengthen the Company's "pay for performance" ethic by linking a significant portion of participants' compensation to the achievement of such goals; and to continue to attract, motivate and retain high performing executives on a competitive basis, while seeking to preserve for the Company's benefit, to the extent practicable, a tax deduction by the Company for payments of incentive compensation to such executives through payment of qualified "performance-based" compensation within the meaning of section 162(m) of the Code.

2.     Definitions

        The following terms have the meanings indicated unless a different meaning is clearly required by the context:

  (a)
  "Board of Directors" means the Board of Directors of the Company.

  (b)
  "Code" means the Internal Revenue Code of 1986, as amended.

  (c)
  "Committee" means the Compensation Committee of the Board of Directors or a subcommittee thereof. The Committee at all times shall be composed of at least two directors of Kate Spade & Company, Inc., and all members of the Committee shall be "outside directors" within the meaning of section 162(m) of the Code.

  (d)
  "Common Stock" means shares of common stock of the Company

  (e)
  "Company" means Kate Spade & Company and its consolidated subsidiaries and affiliates.

  (f)
  "Participant" means an individual who has received a performance bonus under the Plan.

3.     Participation

        An individual shall be eligible to participate in the Plan if he or she is an executive officer of Kate Spade and selected for participation by the Committee for any performance period.

4.     Performance Bonuses

        The Committee, in its discretion, may grant performance bonuses to eligible individuals. The granting of a performance bonus shall entitle the recipient to receive a payment in cash or shares of Common Stock upon the achievement of specified performance goals during a performance period established by the Committee. The terms of performance bonuses, including the length of the performance period and the performance goals, need not be uniform and may vary from individual to individual. To the extent that a performance bonus provides for payment in shares of Common Stock, such payment shall be made pursuant to the Company's 2011 Stock Incentive Plan, 2013 Stock Incentive Plan or another similar plan established by the Company, as determined by the Committee.

5.     Performance Periods

        Each performance period shall be for a period of at least one year, but may include sub-periods of less than a year.

6.     Performance Goals

        (a)   Prior to the ninety-first (91st) day of the applicable performance period and prior to one-quarter of any applicable sub-period, or during such other period as may be permitted under Section 162(m) of the Code, the Committee shall establish in writing one or more objective (as defined in section 162(m) and the applicable regulations thereunder) performance goals for each recipient of a performance bonus with respect to such performance period. Such performance goals shall be expressed in terms of one or more of the following criteria: (a) earnings (either in the aggregate or on a per-share basis, reflecting dilution of shares as the Committee deems appropriate and, if the Committee so determines, net of or including dividends); (b) gross or net sales; (c) cash flow(s) (including either operating or net cash flows); (d) financial return ratios; (e) total shareholder return, shareholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; (f) value of assets, return or net return on assets, net assets or capital (including invested capital); (g) adjusted pre-tax margin; (h) margins, profits and expense levels; (i) dividends; (j) market share, market penetration or other performance measures with respect to specific designated products or product groups and/or specific geographic areas; (k) reduction of losses, loss ratios or expense ratios; (l) reduction in fixed costs; (m) operating cost management; (n) cost of capital; (o) debt reduction; (p) productivity improvements; (q) inventory turnover measurements; or (r) customer satisfaction based on specified objective goals or a Company-sponsored customer survey. Each such performance goal may (1) be expressed with respect to the Company as a whole or with respect to one or more divisions or business units, (2) be expressed on a pre-tax or after-tax basis, (3) be expressed on an absolute and/or relative basis, (4) employ comparisons with past performance of the Company (including one or more divisions) and/or (5) employ comparisons with the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, stockholders' equity and shares outstanding.

        (b)   To the extent applicable, the measures used in performance goals set under the Plan shall be determined in accordance with generally accepted accounting principles ("GAAP") and in a manner consistent with the methods used in the Company's regular reports on Forms 10-K and 10-Q, without regard to any of the following, unless otherwise determined by the Committee consistent with the requirements of section 162(m)(4)(C) and the regulations thereunder:

  (i)
  all items of gain, loss or expense for a fiscal year that are related to special, unusual or non-recurring items, events or circumstances affecting the Company or the financial statements of the Company;

  (ii)
  all items of gain, loss or expense for a fiscal year that are related to (A) the disposal of a business or discontinued operations or (B) the operations of any business acquired by Company during the fiscal year; and

  (iii)
  all items of gain, loss or expense for a fiscal year that are related to changes in accounting principles or to changes in applicable law or regulations.

To the extent any objective performance goals are expressed using any earnings or sales-based measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee and established at the time the applicable performance goals are established.

        (c)   A performance goal may include both goals that relate to the entire performance period as well as goals that relate solely to one or more specific sub -periods within the performance period.

7.     Award Amounts

        (a)   At the time that a performance bonus is granted to a Participant, the Committee shall establish a maximum bonus that such Participant may receive under that performance bonus. The maximum bonus may be expressed as a specified amount in dollars, shares of the Company's Common

Stock or be related to the Participant's base salary at the start of the performance period by a formula that takes account of the degree of achievement of the goals set for the Participant; provided, however, that the Committee shall have absolute discretion to reduce the actual bonus payment that would otherwise be payable to any Participant on the basis of achievement of performance goals.

        (b)   The maximum award that may be paid to a Participant in respect of a performance bonus in any once fiscal year of the Company shall not exceed $10.0 million.

8.     Payment of Performance Bonus

        Performance bonuses shall be paid following the end of the performance period at such time as bonuses are generally paid to the Company's executive officers in general, but in no event later than 2 1/2 months after the end of the fiscal year during which the performance period ends; provided, however, that no such payment shall be made until the Committee has certified (in the manner prescribed under applicable regulations under section 162(m) of the Code) that and the extent to which the performance goals and any other material terms related to the performance bonus were in fact satisfied.

        In the event that the Committee determines that the certification as to the achievement of the performance goals with respect to a performance bonus was based on incorrect data, amounts awarded may be recalculated and adjusted to reflect the corrected data. If the subsequent determination is that the performance goals had not been achieved or had been achieved to a lesser extent than originally determined, then the applicable Participant shall, upon written request from the Committee, return to the Company the amounts received in payment of such performance bonus in excess of the amounts that such Participant would have received based on the correct data. If the subsequent determination is that the performance goals were achieved to a greater extent than originally determined, the Committee may proportionally increase the bonus originally paid to the grantee.

9.     Death or Termination of Employment

        Unless the Committee determines otherwise at the time such performance bonus is granted:

        (a)   Unless the Committee determines otherwise at the time such performance bonus is granted, in the event of the death of a Participant after the end of a performance period and prior to the payment of the performance bonus for such performance period, such payment shall be made to the representative of the Participant's estate.

        (b)   Unless the Committee determines otherwise at the time such performance bonus is granted, in the event of the disability, retirement or other termination of employment of a Participant after the end of a performance period and prior to the payment of the performance bonus for such performance period, the Committee, in its discretion, shall have the power to award to such Participant such performance bonus.

        (c)   Unless the Committee determines otherwise at the time such performance bonus is granted, in the event of the death, disability, retirement or other termination of employment of a Participant during a performance period, the Committee, in its discretion, shall have the power to award to such Participant (or the representative of the Participant's estate) an equitably prorated portion of the performance bonus which otherwise would have been earned by such Participant, to be paid at such time as the performance bonus would have been paid to the Participant if not for such event. In no event shall a performance bonus be paid to a terminated Participant, other than a termination due to death or disability if the performance goal was not achieved.

10.   Nontransferability

        The right of a Participant or of any other person to a performance bonus shall not be assigned, transferred, pledged or encumbered in any manner and any attempted assignment, transfer, pledge or encumbrance shall be null and void and of no force or effect.

11.   Administrative Provisions

        (a)   The Plan shall be administered by the Committee. The Committee shall have full, exclusive and final authority in all determinations and decisions affecting the Plan and Participants, including sole authority to interpret and construe any provision of the Plan, to correct any defect, supply any omission and reconcile any inconsistency in the Plan, to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate under the circumstances, and to make any other determination it deems necessary or appropriate for the administration of the Plan. Decisions of the Committee shall be final and binding on all parties. All expenses of the Plan shall be borne by the Company.

        (b)   Actions of the Committee shall be taken by the vote of a majority of its members. To the extent permitted by applicable law, any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

        (c)   No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company or its affiliates to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees, which fees shall be paid as incurred) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of or in connection with any action, omission or determination relating to the Plan, unless, in each case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

12.   Amendment and Termination

        The Board of Directors may at any time amend the Plan in any fashion or terminate or suspend the Plan; provided that no amendment shall be made which would cause bonuses payable under the Plan to fail to qualify for the exemption from the limitations of section 162(m) of the Code provided in section 162(m)(4)(C) of the Code. Stockholder approval shall be required with respect to any amendment to the Plan to the extent required under section 162(m) of the Code. Upon any termination of the Plan, all rights of a Participant with respect to any performance period that has not ended on or prior to the effective date of such termination shall become null and void.

13.   Tax Withholding

        All amounts required to be paid under the Plan shall be subject to any required Federal, state, local and other applicable withholdings or deductions.

14.   Miscellaneous

        (a)   The Plan was adopted by the Board of Directors on February 25, 2015, subject to stockholder approval. No payments may be made under the Plan until the Plan is approved by the Company's stockholders. If the Plan is approved by the Company's stockholders at their 2015 annual meeting, no bonus will be payable hereunder in respect of any fiscal year beginning after February 25, 2020.

        (b)   The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made, and to be wholly performed, within such State, without regard to principles of choice of laws.

        (c)   Nothing contained in the Plan shall confer upon any Participant or any other person any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation payable to the Participant from the rate in effect at the commencement of a fiscal year or to otherwise modify the terms of such Participant's employment. No person shall have any claim or right to participate in or receive any award under the Plan.

        (d)   Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect, except that a Participant who receives a performance bonus with a one-year performance period shall not be eligible to participate in the Company's regular annual bonus program for such year.

        (e)   Any section or other headings contained herein are for the purpose of convenience only and are not intended to expand, limit or otherwise define the contents of such subdivisions.

        (f)    Notwithstanding any other provision hereunder, if and to the extent that the Committee determines the Company's Federal tax deduction in respect of an award hereunder may be limited as a result of section 162(m) of the Code, the Committee may delay such payment as provided below. In the event the Committee determines to delay the payment of a bonus or any portion thereof hereunder, the Committee shall credit the amount of the award so delayed to a book account. The amount so credited to the book account shall be adjusted to reflect gains and losses that would have resulted from the investment of such amount in any investment vehicle or vehicles selected by the Committee. The Participant shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the Participant other than by will or laws of descent and distribution; any book account created hereunder shall represent only an unfunded unsecured promise by the Company to pay the amount credited thereto to the Participant in the future.

        (g)   The amount credited to the Participant's account hereunder shall be paid to the Participant within 30 days after the Participant's termination of employment. Notwithstanding the foregoing, such amount shall not be paid until the date six months after the date of the termination of employment to the extent necessary to comply with Section 409A(a)(B)(i) and applicable Treasury Regulations. Following any such six-month delay, all such delayed payments will be paid in a single lump sum on the date six months after such termination of employment.

        (h)   The Plan is intended to comply with the requirements of Section 409A of the Code so as not to be subject to tax under Section 409A, and shall be interpreted accordingly.

EXHIBIT B

Marked Copy Showing Changes to the Restated Certificate of Incorporation
of Kate Spade & Company

EIGHTH: Special meetings of the stockholders may be called only by (i) the Board of Directors or (ii) the Secretary of the Corporation, in the case of clause (ii) at the written request of stockholders that own of record not less than ~~thirty-five~~twenty-five percent (~~35~~25%) of the capital stock of the Corporation entitled to vote generally in the election of directors and which request complies with the procedures for calling a special meeting of stockholders as may be set forth in the By-Laws of the Corporation, as it may be amended from time to time.

B-1

EXHIBIT C

Marked Copy Showing Changes to the By-laws of Kate Spade & Company

Section 3. Special Meetings.

(a) Unless otherwise prescribed by law or the Restated Certificate of Incorporation (such certificate, as amended from time to time, including resolutions adopted from time to time by the Board of Directors establishing the designation, rights, preferences and other terms of any class or series of capital stock, the "certificate of incorporation") special meetings of the stockholders may be called only by (i) the Board of Directors or (ii) the Secretary of the corporation, in the case of clause (ii) at the written request of stockholders that own of record not less than ~~thirty-five~~twenty-five percent (~~35~~25%) of the capital stock of the corporation entitled to vote generally in the election of directors and which request complies with the procedures set forth herein for calling a special meeting of stockholders. Only such business shall be conducted at a special meeting of the stockholders as shall have been brought before the meeting pursuant to the corporation's notice of the meeting.

(c) A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the secretary, and if, following such revocation there are un-revoked requests from stockholders holding of record in the aggregate less than the requisite number of shares of capital stock entitling such stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting. If none of the stockholders who submitted the request for a special meeting appears or sends a qualified representative to present the nominations proposed to be presented or other business proposed to be conducted at the special meeting, or if the stockholders who submitted the request for the special meeting do not own of record, at the time of the special meeting, not less than ~~thirty-five~~twenty-five percent (~~35~~25%) of the capital stock of the corporation entitled to vote generally in the election of directors, the corporation need not present such nominations or other business for a vote at such meeting.

C-1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Kate Spade & Company 020MWD 1 U PX + Annual Meeting Proxy Card . + B Non-Voting Items A Proposals — Management recommends a vote “FOR” Items 1, 2, 3, 4 and 5 and “AGAINST” Item 6. For Against Abstain 2. Proposal to approve the advisory (non-binding) resolution relating to executive compensation. For Against Abstain 4. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year. Change of Address — Please print new address below. Comments — Please print your comments below. IMPORTANT ANNUAL MEETING INFORMATION In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof. 01 - Lawrence S. Benjamin 04 - Nancy J. Karch 07 - Deborah J. Lloyd 02 - Raul J. Fernandez 05 - Kenneth P. Kopelman 08 - Douglas Mack 03 - Kenneth B. Gilman 06 - Craig A. Leavitt 09 - Jan Singer 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 10 - Doreen A. Toben 3. Proposal to approve the Kate Spade & Company 162(m) Annual Incentive Plan. 5. Proposal to approve amendments to the Company’s Restated Certificate of Incorporation and By-laws to decrease the required ownership threshold for stockholders to call a special meeting. 6. Stockholder proposal regarding special meetings of stockholders as described in the Proxy Statement. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time on May 18, 2015. Vote by Internet • Go to www.envisionreports.com/KATE • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. Annual Meeting of Stockholders – May 19, 2015 at 10:00 A.M. 5901 West Side Avenue, North Bergen, New Jersey 07047 FOR DIRECTIONS, CALL (212) 626-5777 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints CRAIG A. LEAVITT and GEORGE M. CARRARA and each of them, with power to act without the other and with power of substitution, as proxies and attorneysin- fact and hereby authorizes them to represent and vote, as provided on the other side of this Proxy Card, all the shares of Kate Spade & Company Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Kate Spade & Company to be held at 5901 West Side Avenue, North Bergen, New Jersey 07047 on Tuesday, May 19, 2015, at 10:00 a.m., prevailing local time, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF KATE SPADE & COMPANY AND WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED WITH RESPECT TO THE ELECTION OF DIRECTORS, THE ADVISORY (NON-BINDING) RESOLUTION RELATING TO EXECUTIVE COMPENSATION, THE PROPOSAL TO APPROVE THE KATE SPADE & COMPANY 162(M) ANNUAL INCENTIVE PLAN, THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2015 FISCAL YEAR, THE PROPOSAL TO APPROVE AMENDMENTS TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS TO DECREASE THE REQUIRED OWNERSHIP THRESHOLD FOR STOCKHOLDERS TO CALL A SPECIAL MEETING, THE STOCKHOLDER PROPOSAL REGARDING SPECIAL MEETINGS OF STOCKHOLDERS AS DESCRIBED IN THE PROXY STATEMENT, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. TO FOLLOW THE BOARD OF DIRECTORS RECOMMENDATIONS, SIMPLY COMPLETE SECTION C BELOW; NO BOX NEED BE CHECKED. Proxy — Kate Spade & Company Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2014 Annual Report to Stockholders are available at: www.envisionreports.com/KATE . IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. + + qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

www.envisionreports.com/KATE Step 1: Go to www.envisionreports.com/KATE to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Vote by Internet • Go to www.envisionreports.com/KATE • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Stockholder Meeting Notice 020MYE + + Important Notice Regarding the Availability of Proxy Materials for the Kate Spade & Company Stockholder Meeting to be Held on May 19, 2015 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: : Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 8, 2015 to facilitate timely delivery. . IMPORTANT ANNUAL MEETING INFORMATION Kate Spade & Company

Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.envisionreports.com/KATE. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. g Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. g Email – Send email to investorvote@computershare.com with “Proxy Materials Kate Spade & Company” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 8, 2015. . Shareholder Meeting Notice Dear Kate Spade & Company Stockholder: The 2015 Annual Meeting of Stockholders of Kate Spade & Company will be held at 5901 West Side Avenue, North Bergen, New Jersey 07047, on Tuesday, May 19, 2015 at 10:00 a.m. local time. For directions please call 212-626-5777. Proposals to be considered at the Annual Meeting: (1) to elect ten Directors; (2) to hold an advisory (non-binding) vote on the compensation of the Company’s named executive officers as disclosed in the Proxy Statement; (3) to vote on a proposal to approve the Kate Spade & Company 162(m) Annual Incentive Plan; (4) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year; (5) to vote on a proposal to approve amendments to the Company’s Restated Certificate of Incorporation and By-laws to decrease the required ownership threshold for stockholders to call a special meeting; and (6) to vote on a stockholder proposal regarding special meetings of stockholders as described in the Proxy Statement. Management recommends a vote “FOR” Items 1, 2, 3, 4 and 5 and “AGAINST” Item 6. The Board of Directors has fixed the close of business on March 25, 2015 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof. Stockholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting. 020MYE